Free-Writing Prospectus
Filed pursuant to Rule 433
Registration Statement No. 333-130051

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BEFORE YOU CLICK THE "ACCEPT" BUTTON, CAREFULLY READ THE FOLLOWING TERMS AND CONDITIONS THAT GOVERN YOUR ACCESS TO, AND USE OF, THE STRUCTURED INVESTMENTS WEBSITE. IF YOU AGREE TO THE TERMS, CLICK "ACCEPT" AT THE END OF THIS DOCUMENT TO ENTER THE STRUCTURED INVESTMENTS WEBSITE. IF YOU CLICK "DO NOT ACCEPT" YOU WILL NOT BE ABLE TO ENTER THE STRUCTURED INVESTMENTS WEBSITE.
Access Agreement Last Updated: 25th May , 2007
The JPMorgan Website (the "Website", or the "Structured Investments Website") is located at www.jpmorgan.com/si, and constitutes a separate portion of the JPMorgan
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The JPMorgan Website (the "Website", or the "Structured Investments Website") is located at www.jpmorgan.com/si, and constitutes a separate portion of the JPMorgan Chase & Co. website. The distribution of material on this site may be restricted by the laws and regulations of the country from which you are accessing this site. Where such restrictions exist, this information is not intended for distribution to, or use by, any person or entity in any such jurisdiction, and persons accessing these pages are required to inform themselves about and to observe any such restrictions and such investors will not be able to purchase the securities described. JPMorgan is the marketing name for JPMorgan Chase & Co. and its subsidiaries (collectively, "JPMorgan") worldwide.
SEC DISCLAIMERS
SEC Legend: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings of securities posted on this Website. Before you invest in any offering of securities by JPMorgan Chase & Co., you should read the prospectus in that registration statement, each prospectus supplement, as well as the particular product supplement, term sheet and any other documents that JPMorgan Chase & Co. has filed with the SEC relating to such offering for more complete information about JPMorgan Chase & Co. and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer
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The terms and conditions of the Access Agreement are subject to change. You agree that JPMorgan may notify you of any amendments to this agreement by posting the amended terms of the Access Agreement to the Structured Investments Website. You are responsible for being familiar with the current version of this Access Agreement posted on the Website during each session.
PRICES AND VALUATIONS
Where the information consists of pricing or performance data, the data contained therein has been obtained from sources believed reliable. Data computations are not guaranteed by any information service provider, third party or us or any affiliates and may not be complete. Neither any information service provider, third party or JP Morgan gives any warranties, as to the accuracy, adequacy, quality of fitness, timeless, non-infringement, title, of any information for a particular purpose or use and all such warranties are expressly excluded to the fullest extent that such warranties may be excluded by law. You bear all risk from any use or results of using any information. You are responsible for validating the integrity of any information received over the Internet.
Any values or prices are provided for information purposes only and are intended solely for your use. Prices or values may not represent (i) the actual terms at which new transactions could be entered into, (ii) the actual terms at which existing
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warrant their completeness or accuracy.
Certain valuations are derived from proprietary models based upon well-recognized financial principles and reasonable estimates about relevant future market conditions. Valuations based on other models or different assumptions may yield different results. JPMorgan expressly disclaims any responsibility for (i) the accuracy of the models or estimates used in deriving the valuations, (ii) any errors or omissions in computing or disseminating the valuations and (iii) any reliance on or uses to which the valuations are put. Note that in performing the calculations of the present value of all future cash flows for some instruments, it may have been necessary to make estimates about future market conditions. In these cases our calculations have been performed using JPMorgan's best reasonable estimates of the relevant future market conditions, in accordance with our internal policies and models.
You agree that access to the Structured Investments Website is revocable at any time in the sole discretion of JPMorgan.
CONSENT TO ELECTRONIC DELIVERY OF OFFERING DOCUMENTS
By selecting "Accept" below, you are consenting indefinitely to delivery to you of the preliminary offering documents, if any, and final offering documents for the offered securities of any issuer and any amended offering documents by means of electronic
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CONSENT TO ELECTRONIC DELIVERY OF OFFERING DOCUMENTS
By selecting "Accept" below, you are consenting indefinitely to delivery to you of the preliminary offering documents, if any, and final offering documents for the offered securities of any issuer and any amended offering documents by means of electronic delivery via posting to this website where you can access and print such documents.
JPMorgan will notify you by e-mail or by other means of the posting of any amended offering documents. Any e-mail message sent to the e-mail address you have provided to us will be deemed to have been delivered, unless we receive notice that such e-mail message was not delivered.
You will need Adobe Acrobat Reader® version 3.0 or higher in order to view the offering documents, any amended offering documents and any other documents posted on this website. You will also need browser software, such as Internet Explorer® version 4 or higher or Netscape Navigator® version 4 or higher, to view the documents. There may be costs associated with electronic delivery (for example, in connection with the online internet time). You may call for free technical assistance and to obtain paper copies of any offering documents you request.
This consent to electronic delivery may be revoked at any time by calling 800-576-3529 or by emailing structured.investments@jpmorgan.com. Revocation of consent must
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JPMorgan will notify you by e-mail or by other means of the posting of any amended offering documents. Any e-mail message sent to the e-mail address you have provided to us will be deemed to have been delivered, unless we receive notice that such e-mail message was not delivered.
You will need Adobe Acrobat Reader® version 3.0 or higher in order to view the offering documents, any amended offering documents and any other documents posted on this website. You will also need browser software, such as Internet Explorer® version 4 or higher or Netscape Navigator® version 4 or higher, to view the documents. There may be costs associated with electronic delivery (for example, in connection with the online internet time). You may call for free technical assistance and to obtain paper copies of any offering documents you request.
This consent to electronic delivery may be revoked at any time by calling 800-576-3529 or by emailing structured.investments@jpmorgan.com. Revocation of consent must be on an all or nothing basis. Accordingly, this consent may not be revoked in part.
Copyright (c) 2008.JPMorgan Chase & Co. All rights reserved.
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The Structured Investments Website

Access Agreement

BEFORE YOU CLICK THE “ACCEPT” BUTTON, CAREFULLY READ THE FOLLOWING TERMS AND CONDITIONS THAT GOVERN YOUR ACCESS TO, AND USE OF, THE STRUCTURED INVESTMENTS WEBSITE. IF YOU AGREE TO THE TERMS, CLICK "ACCEPT” AT THE END OF THIS DOCUMENT TO ENTER THE STRUCTURED INVESTMENTS WEBSITE. IF YOU CLICK "DO NOT ACCEPT".

Access Agreement Last Updated: May 25th, 2007

The JPMorgan Website (the "Website", or the "Structured Investments Website") is located at www.[ ].com, and constitutes a separate portion of the JPMorgan Chase & Co. website. The distribution of material on this site may be restricted by the laws and regulations of the country from which you are accessing this site.  Where such restrictions exist, this information is not intended for distribution to, or use by, any person or entity in any such jurisdiction, and persons accessing these pages are required to inform themselves about and to observe any such restrictions and such investors will not be able to purchase the securities described.  JPMorgan is the marketing name for JPMorgan Chase & Co. and its subsidiaries (collectively, “JPMorgan”) worldwide.

SEC DISCLAIMERS

SEC Legend:  JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings of securities posted on this Website.  Before you invest in any offering of securities by JPMorgan Chase & Co., you should read the prospectus in that registration statement, each prospectus supplement, as well as the particular product supplement, term sheet and any other documents that JPMorgan Chase & Co. has filed with the SEC relating to such offering for more complete information about JPMorgan Chase & Co. and the offering of any securities.  You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the particular offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

For certain other SEC registered offerings, a registration statement related to these securities has been filed with the Securities and Exchange Commission and may or may not be effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.  No offer to buy the securities can be accepted and no part of the purchase price can be received until the registration statement has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date.

WEBSITE

Access is provided to you as a revocable privilege on the condition of your agreement to the terms and conditions of access to the Structured Investments Website set forth in this agreement, including all terms and conditions that may be stated on the Terms and Conditions page of the Structured Investments Website, which is incorporated in this agreement by reference (this Access Agreement, together with the Terms and Conditions, is referred to as the "Access Agreement"). This Access Agreement is additional to, and does not supersede, any account or other agreements between JPMorgan Chase & Co. or any of its subsidiaries (collectively, "JPMorgan") and you.

Materials and information posted on the Structured Investments Website may be printed for your use, provided, that you do not remove any copyright or other proprietary notices or legends. Materials and information posted on the Structured Investments Website may not be duplicated, copied, re-disseminated or re-distributed to any other person or entity. You agree that the foregoing prohibitions shall survive the termination of this Access Agreement.

The terms and conditions of the Access Agreement are subject to change. You agree that JPMorgan may notify you of any amendments to this agreement by posting the amended terms of the Access Agreement to the Structured Investments Website. You are responsible for being familiar with the current version of this Access Agreement posted on the Website during each session.

PRICES AND VALUATIONS

Where the information consists of pricing or performance data, the data contained therein has been obtained from sources believed reliable. Data computations are not guaranteed by any information service provider, third party or us or any affiliates and may not be complete. Neither any information service provider, third party or JP Morgan gives any warranties, as to the accuracy, adequacy, quality of fitness, timeless, non-infringement, title, of any information for a particular purpose or use and all such warranties are expressly excluded to the fullest extent that such warranties may be excluded by law. You bear all risk from any use or results of using any information. You are responsible for validating the integrity of any information received over the Internet.

Any values or prices are provided for information purposes only and are intended solely for your use. Prices or values may not represent (i) the actual terms at which new transactions could be entered into, (ii) the actual terms at which existing transactions could be liquidated or unwound or (iii) the calculation or estimate of an amount that would be payable following the designation of any early termination date under any agreement governing our trading relationship, and JPMorgan does not warrant their completeness or accuracy.

Certain valuations are derived from proprietary models based upon well-recognized financial principles and reasonable estimates about relevant future market conditions. Valuations based on other models or different assumptions may yield different results. JPMorgan expressly disclaims any responsibility for (i) the accuracy of the models or estimates used in deriving the valuations, (ii) any errors or omissions in computing or disseminating the valuations and (iii) any reliance on or uses to which the valuations are put. Note that in performing the calculations of the present value of all future cash flows for some instruments, it may have been necessary to make estimates about future market conditions. In these cases our calculations have been performed using JPMorgan’s best reasonable estimates of the relevant future market conditions, in accordance with our internal policies and models.

You agree that access to the Structured Investments Website is revocable at any time in the sole discretion of JPMorgan.

CONSENT TO ELECTRONIC DELIVERY OF OFFERING DOCUMENTS

By selecting “Accept” below, you are consenting indefinitely to delivery to you of the preliminary offering documents, if any, and final offering documents for the offered securities of any issuer and any amended offering documents by means of electronic delivery via posting to this website where you can access and print such documents.

JPMorgan will notify you by e-mail or by other means of the posting of any amended offering documents.  Any e-mail message sent to the e-mail address you have provided to us will be deemed to have been delivered, unless we receive notice that such e-mail message was not delivered.

You will need Adobe Acrobat Reader® version 3.0 or higher in order to view the offering documents, any amended offering documents and any other documents posted on this website.  You will also need browser software, such as Internet Explorer® version 4 or higher or Netscape Navigator® version 4 or higher, to view the documents.  There may be costs associated with electronic delivery (for example, in connection with the online internet time).  You may call for free technical assistance and to obtain paper copies of any offering documents you request.

This consent to electronic delivery may be revoked at any time by calling 800-576-3529 or by emailing structured.investments@jpmorgan.com.  Revocation of consent must be on an all or nothing basis.  Accordingly, this consent may not be revoked in part.”

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Copyright (c) 2008. JPMorgan Chase & Co. All rights reserved.

Terms and Conditions [As shown in screenshot above]

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Terms and Conditions of Access

Date of Publication. Materials posted on the Structured Investments Website are published as of their stated date or, if no date is stated, the date of first posting. Neither JPMorgan nor any other party has undertaken any duty to update any such information. If the date of publication displayed on the Website is different from the date of the document, the date displayed as part of the document is its official date.

Disclaimers. Information herein has been obtained from sources believed to be reliable, but JPMorgan does not warrant its completeness or accuracy. The value of the securities or financial instruments mentioned herein (including the income derived therefrom) may be adversely affected by changes in market prices and exchange rates, the imposition of taxes and other factors. Prices, opinions and estimates reflect our judgment on the date of original publication and are subject to change at any time without notice. The information contained in this Website has been internally developed or taken from trade and statistical services and other sources which we deem reliable, although no warranty is made that such information is accurate or complete and it should not be relied upon as such. Because of the possibility of delays and human and/or mechanical error, as well as other factors, neither JPMorgan nor any of its affiliates is or shall be responsible for any delays, errors, inaccuracies or omissions in or on the Website. Information concerning past performance is not necessarily a guide to future performance.

The securities and certificates of deposit contained on this Website are not available for sale in, or to residents of any jurisdiction in which an offer or sale is unlawful or in which it is necessary for the securities or JPMorgan to be qualified.

Click Through. Any acknowledgment, agreement or other type of click through button on the Website that is selected to evidence agreement or an acknowledgement shall have the same force and validity as a paper copy of an agreement that has been manually signed and delivered.

Suitability and Appropriateness. Securities or financial instruments mentioned in the Website may not be suitable or appropriate for all investors or in all geographical areas. Your particular needs, investment objectives and financial situation were not taken into account in the preparation of this Website and the materials contained herein. You must make your own independent decisions regarding any securities or financial instruments mentioned herein.  You should consider whether the purchase or sale of any product is appropriate for you in light of your particular investment needs, objectives and financial circumstances.

JPMorgan Positions. JPMorgan may have its own specific interest in relation to the issuers or any affiliates of the issuers, the financial instruments or the transactions that are mentioned on the Website. JPMorgan may have positions or act as a market maker in securities or financial instruments mentioned in the Structured Investments Website (or options with respect thereto). In addition, JPMorgan's employees and employee benefit programs may have positions or effect transactions in securities or financial instruments (or options with respect thereto) mentioned on the Website or serve as directors of issuers or affiliates mentioned on the Website. Fees may be shared with third parties and/ or affiliates.  Investors should carefully review the Certain Risk Considerations [link] and Certificates of Deposit Certain Risk Considerations [link] as applicable.

User Data, Cookies and Related Matters. JPMorgan or any member of the JPMorgan group of companies and their affiliates and agents (including those in countries where data protection laws might not exist) may process the personal data gathered on the Structured Investments Website.

JPMorgan is committed to protecting client privacy and will take all reasonable steps to ensure that your data is kept secure against unauthorized access, loss, disclosure or destruction. If you have any questions regarding collection, use and disclosure of information inputted onto or generated by the Structured Investments Website, please contact your JPMorgan sales representative or relationship manager.

JPMorgan may capture, store, use, monitor, track and record information that you enter and the results generated by applications that you use within the Structured Investments Website for its legitimate business purposes, including customer service and marketing activities. JPMorgan uses cookies and other methods to accomplish this. Anyone using this Website expressly consents to such capture, storing, use, monitoring, tracking and recording. JPMorgan owns all right, title and interest in the aggregated data reflecting your interactions with the Website (including, but not limited to, general usage data and transaction data) and may use, distribute, license and sell such data; provided that JPMorgan does not disclose to others that you are the source of such data or the details of individual transactions arising from use of the Website, subject to any regulatory or legal requirements and except as otherwise permitted herein.

Publication. Some countries may provide rights in addition to those below or may not allow the exclusion or limitation of implied warranties or liability for incidental or consequential damages.  Therefore, some of the below limitations may not apply to you or there may be provisions which supersede the below.

Any term sheets, pricing supplements, disclosure supplements or other offering materials (each, an “Offering Document”) are provided solely for your convenience and generally describe the terms of the transaction described therein.  The Offering Documents posted on this Website are from completed and sold transactions only and are not offers to take part in new transactions of any kind.  The Offering Documents are not intended for distribution to, or use by, any person or entity in any jurisdiction or country where such distribution or use would be contrary to local law.

You should not assume that the information contained or incorporated by reference in any Offering Document is accurate as of any date other than the respective dates set forth therein or of the date incorporated therein.  Please be advised that no Offering Document has been updated since the date set forth therein and that material events affecting the securities offered therein and/or the issuer thereof may have occurred since such date.  JPMorgan is under no obligation to supplement or update any Offering Document and JPMorgan can provide no assurances that any Offering Document is accurate or complete.

United States. The Structured Investments Website is made available in the United States by JPMSI Member NYSE, NASD/SIPC and by JPMFI - Member NFA.

Trademark Notices. "JPMorgan," "JPMorgan Chase," "Chase," and the "Octagon Symbol" are registered trademarks of JPMorgan Chase & Co. Other featured words or symbols used to identify the source of goods and services are the trademarks of JPMorgan Chase & Co. or their respective owners.

Website Content and Materials. Not all products and services are available for all institutions or in all geographic areas. Your eligibility for particular products and services is subject to final JPMorgan determination and acceptance.

JPMORGAN OR ITS SUPPLIERS MAY DISCONTINUE OR MAKE CHANGES IN THE INFORMATION, PRODUCTS OR SERVICES DESCRIBED HEREIN AT ANY TIME. JPMORGAN RESERVES THE RIGHT TO TERMINATE ANY OR ALL WEB TRANSMISSIONS WITHOUT PRIOR NOTICE TO THE USER.

Disclaimer of Advice. Except as otherwise expressly stated, the Structured Investments Website does not purport to provide any financial, investment, tax, accounting or legal advice. Unless JPMorgan has expressly agreed in writing to act as advisor with respect to a particular transaction pursuant to terms and conditions specifying the nature and scope of its advisory relationship, JPMorgan is acting in the capacity of an arm's length contractual counterparty or agent to you in connection with any transaction that JPMorgan enters into with you, not as a financial advisor or a fiduciary.

Other Risks. Transactions of the type described in the materials posted on this website may involve a high degree of risk, and the value of such instruments may be highly volatile. Such risks may include without limitation risk of adverse or unanticipated market developments, risk of counterparty or issuer default and risk of illiquidity. In certain transactions counterparties may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all the risks and other significant aspects in connection with transactions of the type described herein, and counterparties should ensure that they fully understand the terms of the transaction, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting.  Investors should carefully review the Certain Risk Considerations [link] and Certificates of Deposit Certain Risk Considerations [link] as applicable.

Links to Other Sites. Links to non-JPMorgan websites are provided solely as pointers to information on topics that may be useful to users of the Structured Investments Website, and JPMorgan has no control over the content on such non-JPMorgan websites. If you choose to link to a website not controlled by JPMorgan, JPMorgan has no liability and makes no warranties, either express or implied, concerning the content of such site. Please review the terms and conditions that those third party web sites may contain.

Waiver of Sovereign Immunity. You, if you are (a) an agent acting on behalf of a governmental entity, represent that you have the authority to bind the principal and on behalf of such principal, or (b) a governmental entity using the Website directly, in each case hereby represent, that the governmental entity has waived to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment), and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any suit, action or proceedings relating to any transaction that may be effected on any part of the Structured Investments Website in the courts of any jurisdiction and has irrevocably agreed, to the extent permitted by applicable law, that it will not claim such immunity in any such suit, action, or proceeding.

Notice of Potential Disruption of Service. Access to the Structured Investments Website may from time to time be unavailable, delayed, limited or slowed due to things outside the control of JPMorgan.

If access to this Website is unavailable, delayed or limited, or if this Website does not operate quickly and efficiently, you may be unable to transmit any messages to JPMorgan or conduct other matters, or such messages may not be promptly received or acted upon or you may be unable to retrieve information on a timely basis. If your operations are dependent on such communications with JPMorgan, and such communications are disrupted or delayed, you may suffer losses.

UNAUTHORIZED USE. UNAUTHORIZED USE OF JPMORGAN'S WEBSITES AND SYSTEMS OR THOSE OF ITS AFFILIATES IS STRICTLY PROHIBITED.

WARRANTIES; LIMITATION OF LIABILITY; INDEMNITY. (a) JPMORGAN MAKES NO WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AS TO YOUR ABILITY TO ACCESS THE WEBSITE, OR ANY INFORMATION PROVIDED THROUGH THE WEBSITE. YOU EXPRESSLY ACKNOWLEDGE AND AGREE THAT THE WEBSITE IS PROVIDED ON AN "AS IS" BASIS AT YOUR SOLE RISK, AND JPMORGAN EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OF INTELLECTUAL PROPERTY OR FITNESS FOR A PARTICULAR PURPOSE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY REGARDING THE PERFORMANCE, USE OR RESULTS OF USING THE WEBSITE.

(b) JPMORGAN, ITS DIRECTORS,  OFFICERS, EMPLOYEES AND AGENTS WILL HAVE NO LIABILITY, CONTINGENT OR OTHERWISE, TO YOU OR TO THIRD PARTIES, FOR (i) ANY DELAY OR DISRUPTION OF ACCESS, DIFFICULTY IN USE, OR ERRONEOUS COMMUNICATIONS BETWEEN JPMORGAN AND YOU, REGARDLESS OF WHETHER THE CONNECTION OR COMMUNICATION SERVICE IS PROVIDED BY JPMORGAN OR A THIRD PARTY SERVICE PROVIDER, (ii) THE CAPACITY, ACCURACY, TIMELINESS, COMPLETENESS, RELIABILITY, PERFORMANCE OR CONTINUED AVAILABILITY OF THE SERVICES; (iii) THE EXISTENCE OF ANY COMPUTER VIRUSES OR MALICIOUS CODE; OR (iv) ANY FAILURE OR DELAY IN THE EXECUTION OF ANY TRANSACTIONS EFFECTED THROUGH THE STRUCTURED INVESTMENTS WEB SITE. JPMORGAN WILL HAVE NO RESPONSIBILITY TO INFORM YOU OF ANY DIFFICULTIES EXPERIENCED BY JPMORGAN OR THIRD PARTIES WITH RESPECT TO USE OF THE WEBSITE OR TO TAKE ANY ACTION IN CONNECTION THEREWITH.

(c) IN NO EVENT WILL JPMORGAN, ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE LIABLE FOR ANY DIRECT, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY LOSS OF BUSINESS OR PROFITS OR GOODWILL, IN EACH CASE WHETHER ARISING FROM NEGLIGENCE, BREACH OF CONTRACT, INDEMNITY, TORT OR OTHERWISE, EVEN IF JPMORGAN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

You agree to indemnify and hold harmless JPMorgan and its affiliates against any losses, liabilities, claims, demands and costs including all direct, indirect, special, consequential, incidental, punitive or exemplary damages (including attorneys fees) resulting from or arising out of (a) any misuse by you of the Website and  (b) any actions related to your use of the Website.

Governing Law. The user's access to and use of the Structured Investments Website, and the Terms and Conditions are governed by the laws of the State of New York without reference to principles of conflicts of law.

With respect to any suit, action or proceedings relating to any of the above ("Legal Proceedings"), you irrevocably: (i) submit to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City; and (ii) waive any objection you may have at any time to the laying of venue of any Legal Proceedings brought in any such court, waive any claim that such Legal Proceedings have been brought in an inconvenient forum and further waive the right to object, with respect to such Legal Proceedings, that such court does not have any jurisdiction over it.

YOU AGREE THAT A FINAL JUDGMENT IN ANY SUCH LEGAL PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

Certain sections or pages on the Website may contain separate terms and conditions or disclaimers, which are in addition to these terms and conditions. In the event of a conflict, the additional terms and conditions or disclaimers will govern for those sections or pages.

In the event any of the terms or provisions of this Terms and Conditions or of the Access Agreement shall be held to be unenforceable, the remaining terms and provisions shall be unimpaired and the unenforceable term or provision shall be replaced by such enforceable term or provision as comes closest to the intention underlying the unenforceable term or provision.

Copyright (c) 2008. JPMorgan Chase & Co. All rights reserved.

Certain Risk Considerations Disclaimers [As shown in screenshot above]

NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS - As a holder of any notes that may be issued by us, you may not receive any interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities comprising the underlying index or basket may have.

CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES DESCRIBED ABOVE PRIOR TO MATURITY - While the payment at maturity described in the Offering Documents would be based on the full principal amount of any notes sold by JPMorgan Chase & Co., the original issue price of any notes we issue includes an agent’s commission and the cost of hedging our obligations under such notes through one or more of our affiliates.  As a result, the price, if any, at which an affiliate of JPMorgan will be willing to purchase such notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you.  The notes described will not be designed to be short-term trading instruments.  YOU SHOULD BE WILLING TO HOLD ANY NOTES THAT WE ULTIMATELY ISSUE TO MATURITY.

POTENTIAL CONFLICTS - We and our affiliates play a variety of roles in connection with any potential issuance of the notes described in the Offering Documents, including acting as calculation agent and hedging our obligations under such notes.  In performing these duties, the economic interests of the calculation agent and other affiliates of ours would be potentially adverse to your interests as an investor in such notes.

LACK OF LIQUIDITY - The notes described above will not be listed on any securities exchange.  There may be no secondary market for such notes, and an affiliate of JPMorgan will not be required to purchase notes in the secondary market.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell any notes issued by JPMorgan Chase & Co. easily.  Because other dealers are not likely to make a secondary market for such notes, prices for the notes described above in any secondary market are likely to depend on the price, if any, at which an affiliate of JPMorgan is willing to buy such notes.

JPMORGAN CREDIT RISK - Because any notes that may be issued by us would be our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES DESCRIBED ABOVE - In addition to the level of the underlying index or basket on any day, the value of any notes that may be issued by us described above will be affected by a number of economic and market factors that may either offset or magnify each other, including:
•	the expected volatility of the underlying index or basket;
•	the time to maturity of the notes described in the Offering Documents;

•	if the underlying index or indices are linked to equity securities, the dividend rate on the common stocks underlying the index or indices;
•
if the underlying index or indices or basket are linked to commodities, the market price of the physical commodities upon which the futures contracts that compose the underlying index or indices or basket of commodities are based or the exchange-traded futures contracts on such commodities;

•	interest and yield rates in the market generally;
•	a variety of economic, financial, political, regulatory, geographical, agricultural, meteorological or judicial events; and
•	our credit worthiness.

Certain Risk Considerations Certificates of Deposit Disclaimers [As shown in screenshot above]

NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS - As a holder of any CDs that may be issued by us, you may not receive any interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities comprising any underlying index or basket may have.

CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE CDS DESCRIBED ABOVE PRIOR TO MATURITY - While the payment at maturity described in the Offering Documents would be based on the full principal amount of any CDs sold by JPMorgan Chase Bank N.A., the original issue price of any CDs we issue includes an agent's commission and the cost of hedging our obligations under such CDs through one or more of our affiliates. As a result, the price, if any, at which an affiliate of JPMorgan will be willing to purchase such CDs from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. The CDs described will not be designed to be short-term trading instruments. YOUR PRINCIPAL IS PROTECTED ONLY AT MATURITY.

POTENTIAL CONFLICTS - We and our affiliates play a variety of roles in connection with any potential issuance of the CDs described in the Offering Documents, including acting as calculation agent and hedging our obligations under such CDs. In performing these duties, the economic interests of the calculation agent and other affiliates of ours would be potentially adverse to your interests as an investor in such CDs.

LACK OF LIQUIDITY - The CDs will not be listed on an organized securities exchange. There may be little or no secondary market for the CDs. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the CDs easily. J.P. Morgan Securities Inc. may act as a market maker for the CDs, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the CDs, the price at which you may be able to trade your CDs is likely to depend on the price, if any, at which J.P. Morgan Securities Inc. is willing to buy the CDs. If at any time J.P. Morgan Securities Inc. was not acting as a market maker, it is likely that there would be little or no secondary market for the CDs.

YOU WILL HAVE LIMITED RIGHTS TO WITHDRAW YOUR FUNDS PRIOR TO THE STATED MATURITY DATE OF THE CDS. - By purchasing a CD, you will agree with JPMorgan Chase Bank, NA to keep your funds on deposit for the term of the CD. Early withdrawals are permitted only in the event of the death or adjudication of incompetence of the beneficial owner of a CD. Therefore, you should not rely on this possibility for gaining access to your funds prior to the stated maturity date in the Offering Documents.

LIMITATIONS ON FDIC INSURANCE - The CDs are insured by the FDIC within the limits and to the extent described in the Offering Documents under the section entitled "Deposit Insurance." As a general matter, holders who purchase CDs in a principal amount greater than $100,000 ($250,000 for CDs held in certain retirement accounts, as described in the disclosure statement) will not be insured by the FDIC for the principal amount exceeding $100,000 (or $250,000, as the case may be). In addition, the FDIC may take the position that the return on the CDs, which is generally reflected in the form of the Additional Amount, is not insured until the applicable final observation date

MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE CDS DESCRIBED ABOVE - In addition to the level of the underlying index or basket on any day, the value of any CDs that may be issued by us described in the Offering Documents will be affected by a number of economic and market factors that may either offset or magnify each other, including:

•	the expected volatility of the underlying index or basket;
•	the time to maturity of the CDs described in the Offering Documents;
•	if the underlying index or indices are linked to equity securities, the dividend rate on the common stocks underlying the index or indices;
•
if the underlying index or indices or basket are linked to commodities, the market price of the physical commodities upon which the futures contracts that compose the underlying index or indices or basket of commodities are based or the exchange-traded futures contracts on such commodities;

•	interest and yield rates in the market generally;
•	a variety of economic, financial, political, regulatory, geographical, agricultural, meteorological or judicial events; and
•	our credit worthiness.

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18 mo. EAFE BREN (Adv), 200% participation, 18.25% max return, 10% buffer

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8 yr. PP CD Linked to SPX, 100% part.

Issue date 5/16/01

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SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

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SEC Legend:  JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings of securities posted on this Website.  Before you invest in any offering of securities by JPMorgan Chase & Co., you should read the prospectus in that registration statement, each prospectus supplement, as well as the particular product supplement, term sheet and any other documents that JPMorgan Chase & Co. has filed with the SEC relating to such offering for more complete information about JPMorgan Chase & Co. and the offering of any securities.  You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the particular offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

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Structured Notes FAQs

Every structured investment is constructed differently, but many of them rely on the same basic concepts. Frequently, the financial engineering involves the purchase of an option that has a payout at maturity, thus giving the structured investment its particular return profile...

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The CDs are deposit obligations of JPMorgan Chase Bank, N.A. (the "Bank" or "we"). The CDs will re-pay principal at the maturity date as well as an additional amount (either at maturity or through periodic interest payments) based on a specified financial index or rate...

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EDUCATION

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SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

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PRINCIPAL PROTECTED INVESTMENTS

Principal Protected Investments

Structured Investments Solution Series Volume I: Principal Protected Investments

Profitfrom Potential Market Gains While Protecting Your Investment Principal at Maturity

Download PDF

BUFFERED RETURN ENHANCED NOTES AND RETURN ENHANCED NOTES

Buffered Return Enhanced Notes And Return Enhanced Notes

Structured Investments Solution Series Volume II: Buffered Return Enhanced Notes And Return Enhanced Notes

Leverage Your Returns in Additional Asset Classes, with or without Partial Principal Protection

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REVERSE EXCHANGEABLES

Reverse Exchangeables

Structured Investments Solution Series Volume III: Reverse Exchangables

Earn Higher Yields with contingent Principal Protection

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BUILDING A CASE FOR STRUCTURED INVESTMENTS

Structured Investments

Building a case for Structured Investments

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About us | Terms and Conditions

Copyright © 2008 JPMorgan Structured Investments Worldwide.

SEC LEGEND

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Principal Protected Investments

Structured Investments Solution Series Volume I: Principal Protected Investments

Profitfrom Potential Market Gains While Protecting Your Investment Principal at Maturity

Download PDF

Buffered Return Enhanced Notes And Return Enhanced Notes

Structured Investments Solution Series Volume II: Buffered Return Enhanced Notes And Return Enhanced Notes

Leverage Your Returns in Additional Asset Classes, with or without Partial Principal Protection

Download PDF

REVERSE EXCHANGEABLES

Reverse Exchangeables

Structured Investments Solution Series Volume III: Reverse Exchangables

Earn Higher Yields with contingent Principal Protection

Download PDF

BUILDING A CASE FOR STRUCTURED INVESTMENTS

Building a Case for Structured Investments

Structured Investments

Building a case for Structured Investments

Download PDF

About us | Terms and Conditions

Copyright © 2008 JPMorgan Structured Investments Worldwide.

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

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18 mo. EAFE BREN (Adv), 200% participation, 18.25% max return, 10% buffer
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18 mo. EAFE BREN (Adv), 200% participation, 18.25% max return, 10% buffer	48123LDW1	Equity	Advisory	Principal at Risk	Buffered Return Enhanced Note	07/31/2008	01/29/2010

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Copyright © 2008 JPMorgan Structured Investments Worldwide.

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

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SEC Legend:  JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings of securities posted on this Website.  Before you invest in any offering of securities by JPMorgan Chase & Co., you should read the prospectus in that registration statement, each prospectus supplement, as well as the particular product supplement, term sheet and any other documents that JPMorgan Chase & Co. has filed with the SEC relating to such offering for more complete information about JPMorgan Chase & Co. and the offering of any securities.  You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the particular offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described in this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse of unanticipated market developments, risk of issuer default or liquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described in this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.  Investors should carefully review the Certain Risk Considerations [link] as well as the product specific risks contained under the heading “Selected Risk Considerations” in the applicable pricing supplement posted on the Structured Investments Website as well as under “Risk Factors” in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described in this Website are not suitable for all investors.  The securities contained on this Website are not available for sale in all jurisdictions including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization.  Each rating should be evaluated independently of any other rating.  The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

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PRODUCTS	CUSIP	ASSET CLASS	STRUCTURE	PAYOFF	ISSUE DATE	MATURITY	BID	ASK
2 yr. PPN linked to US Dollar Index, 325% part.	48123JZW2	FX	Principal Protected	Principal Protected Note	07/20/2007	07/22/2009	N/A	N/A
6 yr. PPN linked to NKY, SX5E, 140% part.	46625HDP2	Equity	Principal Protected	Principal Protected Note	11/29/2005	11/22/2011	101.07	102.07
1 yr. Bearish Contingent Barrier Note linked to EEM, 400% part., 36.5% coupon, 7% KO Buffer	48123MAU6	Equity	Principal at Risk	Buffered Return Enhanced Note	10/09/2007	10/10/2008	N/A	N/A
1 yr. BREN linked to SPX, NKY and SX5E, 125% part., 10% buffer	48123JJD2	Equity	Principal at Risk	Buffered Return Enhanced Note	11/30/2006	11/24/2008	89.89	90.89
1 yr. LPPN linked to SPX, NKY, 300% part., 12.0% cap.	48123J2U2	Equity	Principal Protected	Lesser-of Principal Protected Note	08/27/2007	08/13/2008	N/A	N/A
1 yr. LREX linked to DJIA, 34.9% p.a. coupon, 50% contingent buffer	48123MUJ9	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	02/28/2008	02/27/2009	N/A	N/A
1 yr. LREX linked to MUT Index, 25.5% p.a. coupon, 50% contingent buffer	48123MZJ4	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	03/31/2008	03/31/2009	N/A	N/A
1 yr. LREX linked to the least performing of the MUT Index, 21% p.a. coupon, 50% contingent buffer	48123MWS7	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	03/11/2008	03/11/2009	N/A	N/A
1 yr. PPN linked to DJGT, 100% part., 108.25% cap	48123JS91	Equity	Principal Protected	Principal Protected Note	08/31/2007	08/21/2008	N/A	N/A
1 yr. REN linked to NDX,			Principal at	Return				

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1 yr. PPN linked to DJGT, 100% part., 108.25% cap	48123JS91	Equity	Principal Protected	Principal Protected Note	08/31/2007	08/21/2008	N/A	N/A
1 yr. REN linked to NDX, 200% part., 22.75% cap	48123MT44	Equity	Principal at Risk	Return Enhanced Note	04/30/2008	05/08/2009	N/A	N/A
1.5 yr PPN linked to BRL, INR, MXN and TRY rel to USD, 170% participation, 100% protection	48123MJX1	FX	Principal Protected	Principal Protected Note	12/21/2007	06/17/2009	N/A	N/A
1.5 yr PPN linked to BRL, INR, MXN, TRY, 400% part.	48123JZZ5	FX	Principal Protected	Principal Protected Note	07/20/2007	01/22/2009	N/A	N/A
1.5 yr PPN linked to BRL, INR, MXN, TRY, 500% part.	48123JUW7	FX	Principal Protected	Principal Protected Note	04/30/2007	10/31/2008	N/A	N/A
1.5 yr Principal Protected Note linked to Basket of Currencies, leverage of 525%	48123JPQ6	FX	Principal Protected	Principal Protected Note	02/28/2007	08/26/2008	170.96	171.96
1.5 yr. BREN Linked to DJAIG, 240% part., 30% cap, 10% buffer	48123JPM5	Commodities	Principal at Risk	Buffered Return Enhanced Note	02/09/2007	08/06/2008	128.74	129.74
1.5 yr. PPN linked to AUD, CAD, EUR, JPY, 150% part.	48123JZY8	FX	Principal Protected	Principal Protected Note	07/20/2007	01/22/2009	N/A	N/A
1.5 yr. PPN Linked to BRL, INR, MXN, TRY vs USD, 200% part.	48123J3M9	FX	Principal Protected	Principal Protected Note	09/19/2007	03/19/2009	N/A	N/A
1.5 yr. PPN linked to BRL, INR, MXN, TRY, 200% part.	48123J6L8	FX	Principal Protected	Principal Protected Note	10/18/2007	04/20/2009	N/A	N/A

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JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

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PRODUCTS	CUSIP	ASSET CLASS	STRUCTURE	PAYOFF	ISSUE DATE	MATURITY	BID	ASK
1.5 yr. PPN linked to BRL, INR, MXN, TRY, 370% part.	48123JQ77	FX	Principal Protected	Principal Protected Note	08/22/2007	02/25/2009	N/A	N/A
1.5 yr. PPN linked to BRL, INR, MXN, TRY, 525% part.	48123JTD1	FX	Principal Protected	Principal Protected Note	03/30/2007	09/25/2008	153.69	154.69
1.5 yr. PPN linked to BRL, INR, MXN, TRY, 535% part.	48123JXH7	FX	Principal Protected	Principal Protected Note	05/30/2007	11/28/2008	N/A	N/A
1.5 yr. PPN linked to BRL, INR, TRY, MXN, 450% part.	48123JMP1	FX	Principal Protected	Principal Protected Note	01/31/2007	07/28/2008	165.23	166.23
1.5 yr. PPN linked to CAD, AUD, EURO, JPY, 140% part.	48123JUY3	FX	Principal Protected	Principal Protected Note	04/30/2007	10/31/2008	N/A	N/A
1.5 yr. PPN linked to CAD, AUD, EURO, JPY, 145% part.	48123JXJ3	FX	Principal Protected	Principal Protected Note	05/30/2007	11/28/2008	N/A	N/A
10 mos. Absolute Barrier Note linked to SPX, +/- 11.25% barrier, 100% part.	48123M5D0	Equity	Principal Protected	Absolute Barrier - PTPN	05/30/2008	03/31/2009	N/A	N/A
10y libor rib	48123M6T4	Rates	Principal Protected	Principal Protected Note	06/18/2008	06/18/2018	N/A	N/A
10Y YoY CPI + 275	US74432RAH66	Rates	Principal Protected	Principal Protected Note	05/23/2008	05/23/2018	N/A	N/A
10yNC2y Registered 30-10s CMS Spread RIB 7.05%	48123MX72	Rates	Principal Protected	Principal Protected Note	05/14/2008	05/09/2018	N/A	N/A
12 mos. Absolute Barrier Note linked to SPX, +/- 14% barrier, 100% part.	48123MJ78	Equity	Principal Protected	Absolute Barrier - PTPN	04/23/2008	04/14/2009	N/A	N/A
12 mos. BREN linked to SPX & MXEA, 300% part., 10% buffer	48123MGU0	Equity	Principal at Risk	Buffered Return Enhanced Note	11/20/2007	12/01/2008	N/A	N/A
12 mos. LREX linked to C,			Principal at	Lesser of

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11.25% barrier, 100% part.								
10y libor rib	48123M6T4	Rates	Principal Protected	Principal Protected Note	06/18/2008	06/18/2018	N/A	N/A
10Y YoY CPI + 275	US74432RAH66	Rates	Principal Protected	Principal Protected Note	05/23/2008	05/23/2018	N/A	N/A
10yNC2y Registered 30-10s CMS Spread RIB 7.05%	48123MX72	Rates	Principal Protected	Principal Protected Note	05/14/2008	05/09/2018	N/A	N/A
12 mos. Absolute Barrier Note linked to SPX, +/- 14% barrier, 100% part.	48123MJ78	Equity	Principal Protected	Absolute Barrier - PTPN	04/23/2008	04/14/2009	N/A	N/A
12 mos. BREN linked to SPX & MXEA, 300% part., 10% buffer	48123MGU0	Equity	Principal at Risk	Buffered Return Enhanced Note	11/20/2007	12/01/2008	N/A	N/A
12 mos. LREX linked to C, AIG, 13% p.a. coupon, 50% contingent buffer	48123M4R0	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	05/23/2008	05/22/2009	N/A	N/A
12 mos. LREX linked to GE, MSFT & MO, 10% p.a. coupon, 45% contingent buffer	48123ME99	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	03/31/2008	03/31/2009	N/A	N/A
12 mos. LREX linked to INDU, 38.5% p.a. coupon, 30% contingent buffer	48123J3C1	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	08/31/2007	08/29/2008	N/A	N/A
12 mos. LREX linked to PG, GE, MSFT, 10.65% p.a. coupon, 35% contingent barrier	48123MSX1	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	02/08/2008	02/09/2009	N/A	N/A
12 mos. LREX linked to WFC, GE, PG, 9.25% p.a. coupon, 40% contingent buffer	48123M3N0	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	05/09/2008	05/08/2009	N/A	N/A
13 mo. REN linked to RTY relative to SPX, 4x upside, 21.4% max return	48123MQS4	Equity	Principal at Risk	Return Enhanced Note	01/25/2008	02/23/2009	N/A	N/A

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Copyright © 2008 JPMorgan Structured Investments Worldwide.

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

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PRODUCTS	CUSIP	ASSET CLASS	STRUCTURE	PAYOFF	ISSUE DATE	MATURITY	BID	ASK
13 mos. BREN linked to EEM, 200% part., 24.6% cap, 15% buffer	48123MGW6	Equity	Principal at Risk	Buffered Return Enhanced Note	11/15/2007	12/15/2008	N/A	N/A
13 mos. BREN linked to SPX, 150% part., 19.155% cap, 7% buffer	48123MRV6	Equity	Principal at Risk	Buffered Return Enhanced Note	01/31/2008	02/27/2009	N/A	N/A
13 mos. BREN linked to SPX, 200% part., 10% buffer	48123MQZ8	Equity	Principal at Risk	Buffered Return Enhanced Note	01/29/2008	02/27/2009	N/A	N/A
13 mos. BREN linked to SPX, 200% part., 15.80% cap, 10% buffer	48123MWC2	Equity	Principal at Risk	Buffered Return Enhanced Note	02/29/2008	04/14/2009	N/A	N/A
13 mos. BREN linked to SPX, 200% part., 18.90% cap, 10% buffer	48123MLT7	Equity	Principal at Risk	Buffered Return Enhanced Note	12/24/2007	01/23/2009	N/A	N/A
13 mos. BREN linked to SPX, 200% part., 20.90% cap, 5% buffer	48123MVW9	Equity	Principal at Risk	Buffered Return Enhanced Note	02/27/2008	03/31/2009	N/A	N/A
13 mos. BREN linked to SPX, NDX, 150% part., 13.95% cap, 15% buffer	48123MDJ8	Equity	Principal at Risk	Buffered Return Enhanced Note	10/25/2007	11/25/2008	N/A	N/A
13 mos. BREN linked to the SPX, 200% part., 20.25% cap, 5% buffer	48123J3V9	Equity	Principal at Risk	Buffered Return Enhanced Note	08/31/2007	10/03/2008	N/A	N/A
13 mos. Knock Out Note linked to EEM, 200% part., 62% cap	48123MEV0	Equity	Principal at Risk	Return Enhanced Note	11/13/2007	12/15/2008	N/A	N/A
13 mos. Knock Out Note linked to EEM, 200% part., 73% cap	48123MEW8	Equity	Principal at Risk	Return Enhanced Note	11/07/2007	12/05/2008	N/A	N/A
13 mos. Knock Out REN, 200%	48123MHK1	Equity	Principal at	Return Enhanced	11/30/2007	01/02/2009	N/A	N/A

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13 mos. BREN linked to the SPX, 200% part., 20.25% cap, 5% buffer	48123J3V9	Equity	Principal at Risk	Return Enhanced Note	08/31/2007	10/03/2008	N/A	N/A
13 mos. Knock Out Note linked to EEM, 200% part., 62% cap	48123MEV0	Equity	Principal at Risk	Return Enhanced Note	11/13/2007	12/15/2008	N/A	N/A
13 mos. Knock Out Note linked to EEM, 200% part., 73% cap	48123MEW8	Equity	Principal at Risk	Return Enhanced Note	11/07/2007	12/05/2008	N/A	N/A
13 mos. Knock Out REN, 200% part., 36% cap	48123MHK1	Equity	Principal at Risk	Return Enhanced Note	11/30/2007	01/02/2009	N/A	N/A
13 mos. Knock-Out REN Linked to EEM, 200% part., 55% cap	48123MCH3	Equity	Principal at Risk	Return Enhanced Note	10/31/2007	12/04/2008	N/A	N/A
13 mos. KO REN linked to EEM, 200% part., 37.25% contingent buffer	48123MGS5	Equity	Principal at Risk	Return Enhanced Note	11/14/2007	12/11/2008	N/A	N/A
13 mos. LBREN linked to TOPX and NKY, 10% buffer, 300% part., 45% cap	48123JLM9	Equity	Principal at Risk	Lesser-of Buffered Return Enhanced Note	12/11/2006	12/08/2008	84.61	85.61
13 mos. LREN linked to NKY and TOPX, 400% part., 31% cap	48123J7E3	Equity	Principal at Risk	Lesser-of Return Enhanced Note	10/24/2007	11/24/2008	N/A	N/A
13 mos. LREN linked to NKY and TPX, 400% part., 31.5% cap	48123MCW0	Equity	Principal at Risk	Lesser-of Return Enhanced Note	10/29/2007	12/04/2008	N/A	N/A
13 mos. LREN linked to NKY and TPX, 400% part., 31.5% cap	48123MCV2	Equity	Principal at Risk	Lesser-of Return Enhanced Note	10/31/2007	12/04/2008	N/A	N/A
13 mos. LREN linked to NKY, TPX, 300% part., 30% cap	48123MPX4	Equity	Principal at Risk	Lesser-of Return Enhanced Note	01/16/2008	02/18/2009	N/A	N/A

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About us | Terms and Conditions

Copyright © 2008 JPMorgan Structured Investments Worldwide.

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JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

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PRODUCTS	CUSIP	ASSET CLASS	STRUCTURE	PAYOFF	ISSUE DATE	MATURITY	BID	ASK
13 mos. REN linked to EEM, NKY, SX5E, 200% part., 28% cap	48123JG52	Equity	Principal at Risk	Return Enhanced Note	07/18/2007	08/18/2008	N/A	N/A
13 mos. REN Linked to EWZ, 300% part., 35.52% cap	48123J7J2	Equity	Principal at Risk	Return Enhanced Note	09/28/2007	10/31/2008	N/A	N/A
13 mos. REN linked to NDX, 200% part., 25.0% cap	48123MHC9	Equity	Principal at Risk	Return Enhanced Note	11/30/2007	01/02/2009	N/A	N/A
13 mos. REN linked to NKY, 400% part., 27.5% cap	48123MEP3	Equity	Principal at Risk	Return Enhanced Note	11/05/2007	12/04/2008	N/A	N/A
13 mos. REN linked to RTY, 200% part., 26% cap	48123MEE8	Equity	Principal at Risk	Return Enhanced Note	11/15/2007	12/12/2008	N/A	N/A
13 mos. REN linked to SPGSCIP, 200% part., 34.5% cap	48123MNW8	Commodities	Principal at Risk	Return Enhanced Note	01/31/2008	03/20/2009	N/A	N/A
13 mos. REN linked to SPGSCIP, 300% part., 27.5% cap	48123MZL9	Commodities	Principal at Risk	Return Enhanced Note	03/31/2008	04/30/2009	N/A	N/A
13 mos. REN linked to SPGSCIP, 300% part., 32% cap	48123MCG5	Commodities	Principal at Risk	Return Enhanced Note	10/30/2007	12/04/2008	N/A	N/A
13 mos. REN linked to SPX, 200% part., 20% cap	48123JV63	Equity	Principal at Risk	Return Enhanced Note	08/31/2007	09/30/2008	N/A	N/A
13 mos. REN linked to SPX, 200% part., 21% cap	48123MEM0	Equity	Principal at Risk	Return Enhanced Note	11/02/2007	12/04/2008	N/A	N/A
13 mos. REN linked to SPX, 400% part., 20% cap	48123MLS9	Equity	Principal at Risk	Return Enhanced Note	12/24/2007	01/23/2009	N/A	N/A
13 mos. REN linked to SX5E and UKX, 300% part., 20% cap	48123JK73	Equity	Principal at Risk	Return Enhanced Note	07/17/2007	08/15/2008	N/A	N/A
13 mos. REN linked to SX5E, 200% part., 22.0% cap	48123MLN0	Equity	Principal at Risk	Return Enhanced	01/14/2008	02/12/2009	N/A	N/A

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13 mos. REN linked to SPGSCIP, 300% part., 27.5% cap	48123MZL9	Commodities	Principal at Risk	Return Enhanced Note	03/31/2008	04/30/2009	N/A	N/A
13 mos. REN linked to SPGSCIP, 300% part., 32% cap	48123MCG5	Commodities	Principal at Risk	Return Enhanced Note	10/30/2007	12/04/2008	N/A	N/A
13 mos. REN linked to SPX, 200% part., 20% cap	48123JV63	Equity	Principal at Risk	Return Enhanced Note	08/31/2007	09/30/2008	N/A	N/A
13 mos. REN linked to SPX, 200% part., 21% cap	48123MEM0	Equity	Principal at Risk	Return Enhanced Note	11/02/2007	12/04/2008	N/A	N/A
13 mos. REN linked to SPX, 400% part., 20% cap	48123MLS9	Equity	Principal at Risk	Return Enhanced Note	12/24/2007	01/23/2009	N/A	N/A
13 mos. REN linked to SX5E and UKX, 300% part., 20% cap	48123JK73	Equity	Principal at Risk	Return Enhanced Note	07/17/2007	08/15/2008	N/A	N/A
13 mos. REN linked to SX5E, 200% part., 22.0% cap	48123MLN0	Equity	Principal at Risk	Return Enhanced Note	01/14/2008	02/12/2009	N/A	N/A
13 mos. REN linked to SX5E, 300% part., 20.4% cap	48123MLP5	Equity	Principal at Risk	Return Enhanced Note	01/14/2008	02/12/2009	N/A	N/A
13 mos. REN linked to XINOI, 300% part., 30% cap	48123J6E4	Equity	Principal at Risk	Return Enhanced Note	09/28/2007	10/31/2008	N/A	N/A
14 mos. BREN Linked to NDX, 150% part., 20% cap, 10% buffer	48123MFC1	Equity	Principal at Risk	Buffered Return Enhanced Note	11/07/2007	01/07/2009	N/A	N/A
14 mos. BREN linked to SPX, 200% part., 15.1% cap, 10% buffer	48123MWA6	Equity	Principal at Risk	Buffered Return Enhanced Note	02/29/2008	04/30/2009	N/A	N/A
14 mos. Expandable REN Linked to RTY, 400% part., 17.5% cap	48123JK32	Equity	Principal at Risk	Return Enhanced Note	07/23/2007	09/23/2008	N/A	N/A

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About us | Terms and Conditions

Copyright © 2008 JPMorgan Structured Investments Worldwide.

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

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PRODUCTS	CUSIP	ASSET CLASS	STRUCTURE	PAYOFF	ISSUE DATE	MATURITY	BID	ASK
144A ADM 13.9% Mandatory Exchangeable 12/23/08	46625H654	Equity	Principal at Risk	Contingent Buffered Return Enhanced Note	06/23/2008	12/23/2008	N/A	N/A
15 mos. Absolute Barrier Note linked to SPX, +/-24.65% barrier, 100% part.	48123MDF6	Equity	Principal Protected	Absolute Barrier - PTPN	10/24/2007	01/14/2009	N/A	N/A
15 mos. BEARISH Contingent Barrier BREN linked to SPX, 400% part., 49% cap, 10% buffer	48123J4R7	Equity	Principal at Risk	Buffered Return Enhanced Note	09/06/2007	12/04/2008	N/A	N/A
15 mos. BREN linked to SPX, 155% part., 10% buffer	48123MCL4	Equity	Principal at Risk	Buffered Return Enhanced Note	10/15/2007	01/15/2009	N/A	N/A
15 mos. BREN Linked to SPX, 200% part., 18% cap, 15% buffer	48123J3J6	Equity	Principal at Risk	Buffered Return Enhanced Note	08/22/2007	11/20/2008	N/A	N/A
15 mos. BREN linked to SPX, 200% part., 20.2% cap, 10% buffer	48123JW88	Equity	Principal at Risk	Buffered Return Enhanced Note	08/08/2007	11/03/2008	N/A	N/A
15 mos. KO PPN linked to SPX, 100% part., 19.25% KO level	48123MRB0	Equity	Principal Protected	Principal Protected Note	01/31/2008	05/01/2009	N/A	N/A
15Y Levered Spread - Registered	48123MR95	Rates	Principal Protected	Principal Protected Note	04/28/2008	04/20/2023	N/A	N/A
15yNC2y Registered CMS RIB	48123MQU9	Rates	Principal Protected	Principal Protected Note	02/08/2008	02/03/2023	N/A	N/A
18 mo. EAFE BREN, 200% participation, 20.50% max return, 10% buffer	48123LCJ1	Equity	Principal at Risk	Buffered Return Enhanced Note	06/23/2008	12/23/2009	N/A	N/A
18 mo. EEM BREN, 200% participation, 22.40% max return,	48123LCK8	Equity	Principal at Risk	Buffered Return Enhanced	06/24/2008	12/24/2009	N/A	N/A

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15Y Levered Spread - Registered	48123MR95	Rates	Principal Protected	Principal Protected Note	04/28/2008	04/20/2023	N/A	N/A
15yNC2y Registered CMS RIB	48123MQU9	Rates	Principal Protected	Principal Protected Note	02/08/2008	02/03/2023	N/A	N/A
18 mo. EAFE BREN, 200% participation, 20.50% max return, 10% buffer	48123LCJ1	Equity	Principal at Risk	Buffered Return Enhanced Note	06/23/2008	12/23/2009	N/A	N/A
18 mo. EEM BREN, 200% participation, 22.40% max return, 20% buffer	48123LCK8	Equity	Principal at Risk	Buffered Return Enhanced Note	06/24/2008	12/24/2009	N/A	N/A
18 mo. REN linked to MID, 200% participation, 25% max return	48123LEB6	Equity	Principal at Risk	Return Enhanced Note	07/08/2008	02/08/2010	N/A	N/A
18 month BREN linked to MSCI EAFE and EEM, 200% participation, max return of 20.50%	48123MLH3	Equity	Principal at Risk	Buffered Return Enhanced Note	12/26/2007	06/25/2009	N/A	N/A
18 month SPX BREN, 200% participation, 10% buffer	48123MRQ7	Equity	Principal at Risk	Buffered Return Enhanced Note	02/29/2008	08/25/2009	N/A	N/A
18 mos. Absolute Barrier Note linked to MDA Index, +/-26.25% barrier, 100% part.	48123M6D9	Equity	Principal Protected	Absolute Barrier - PTPN	06/11/2008	12/11/2009	N/A	N/A
18 mos. Absolute Barrier Note linked to XHB, +/-37.5% Barrier, 200% part.	48123MHD7	Equity	Principal Protected	Absolute Barrier - PTPN	11/20/2007	05/20/2009	N/A	N/A
18 mos. BREN (Adv) linked to MXEA, 200% part., 18% cap, 10% buffer	48123MW99	Equity	Principal at Risk	Buffered Return Enhanced Note	05/30/2008	11/30/2009	N/A	N/A
18 mos. BREN (Adv) linked to MXEA, 200% part., 18% cap, 10% buffer	48123M5X6	Equity	Principal at Risk	Buffered Return Enhanced Note	06/30/2008	12/31/2009	N/A	N/A

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About us | Terms and Conditions

Copyright © 2008 JPMorgan Structured Investments Worldwide.

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

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PRODUCTS	CUSIP	ASSET CLASS	STRUCTURE	PAYOFF	ISSUE DATE	MATURITY	BID	ASK
18 mos. BREN (BD) linked to SPX, 200% part., 14.25% cap, 10% buffer	48123MW73	Equity	Principal at Risk	Buffered Return Enhanced Note	05/30/2008	11/30/2009	N/A	N/A
18 mos. BREN linked to DJAIG, 200% participation, 32% max return, 10% buffer	48123LCT9	Commodities	Principal at Risk	Buffered Return Enhanced Note	06/30/2008	01/04/2010	N/A	N/A
18 mos. BREN linked to MXEA (Adv), 200% part., 16.5% cap, 15% buffer	48123MWY4	Equity	Principal at Risk	Buffered Return Enhanced Note	03/31/2008	09/30/2009	N/A	N/A
18 mos. BREN linked to MXEA (BD), 200% part., 13.5% cap, 15% buffer	48123MXF4	Equity	Principal at Risk	Buffered Return Enhanced Note	03/31/2008	09/30/2009	N/A	N/A
18 mos. BREN linked to MXEA (BD), 200% part., 14% cap, 10% buffer	48123MX23	Equity	Principal at Risk	Buffered Return Enhanced Note	05/30/2008	11/30/2009	N/A	N/A
18 mos. BREN Linked to MXEA, 200% part., 16.90% cap, 15% Buffer	48123MSK9	Equity	Principal at Risk	Buffered Return Enhanced Note	02/29/2008	08/28/2009	N/A	N/A
18 mos. BREN linked to RTY, 200% part., 22% cap, 10% buffer	48123MZU9	Equity	Principal at Risk	Buffered Return Enhanced Note	03/28/2008	09/30/2009	N/A	N/A
18 mos. BREN linked to SPX (Adv), 200% part., 18% cap, 10% buffer	48123MWZ1	Equity	Principal at Risk	Buffered Return Enhanced Note	03/31/2008	09/30/2009	N/A	N/A
18 mos. BREN linked to SPX (Adv), 200% part., 18.5% cap, 15% buffer	48123MXE7	Equity	Principal at Risk	Buffered Return Enhanced Note	03/31/2008	09/30/2009	N/A	N/A
18 mos. BREN linked to SPX (Adv), 200% part., 19% cap, 10% buffer	48123MG22	Equity	Principal at Risk	Buffered Return Enhanced Note	04/30/2008	10/30/2009	N/A	N/A

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18 mos. BREN linked to SPX (Adv), 200% part., 18.5% cap, 15% buffer	48123MXE7	Equity	Principal at Risk	Buffered Return Enhanced Note	03/31/2008	09/30/2009	N/A	N/A
18 mos. BREN linked to SPX (Adv), 200% part., 19% cap, 10% buffer	48123MG22	Equity	Principal at Risk	Buffered Return Enhanced Note	04/30/2008	10/30/2009	N/A	N/A
18 mos. BREN linked to SPX, 150% part., 15% buffer	48123MRR5	Equity	Principal at Risk	Buffered Return Enhanced Note	02/29/2008	08/28/2009	N/A	N/A
18 mos. BREN linked to SPX, 150% part., 16.8% cap, 15% buffer	48123MMH2	Equity	Principal at Risk	Buffered Return Enhanced Note	01/31/2008	07/31/2009	N/A	N/A
18 mos. BREN linked to SPX, 20.0% cap, 10% buffer	48123J2V0	Equity	Principal at Risk	Buffered Return Enhanced Note	09/06/2007	03/05/2009	N/A	N/A
18 mos. BREN linked to SPX, 200% part., 10% buffer	48123MDR0	Equity	Principal at Risk	Buffered Return Enhanced Note	11/14/2007	05/14/2009	N/A	N/A
18 mos. BREN linked to SPX, 200% part., 10% buffer	48123MHX3	Equity	Principal at Risk	Buffered Return Enhanced Note	12/21/2007	06/25/2009	N/A	N/A
18 mos. BREN linked to SPX, 200% part., 15% Buffer	48123MAT9	Equity	Principal at Risk	Buffered Return Enhanced Note	10/09/2007	04/09/2009	N/A	N/A
18 mos. BREN Linked to SPX, 200% part., 19% cap, 10% buffer	48123J6Y0	Equity	Principal at Risk	Buffered Return Enhanced Note	10/12/2007	04/15/2009	N/A	N/A
18 mos. BREN linked to SPX, 200% part., 20% cap, 10% buffer	48123J7K9	Equity	Principal at Risk	Buffered Return Enhanced Note	09/28/2007	03/30/2009	N/A	N/A

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Copyright © 2008 JPMorgan Structured Investments Worldwide.

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

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PRODUCTS	CUSIP	ASSET CLASS	STRUCTURE	PAYOFF	ISSUE DATE	MATURITY	BID	ASK
18 mos. BREN linked to SPX, 200% part., 20.25% cap, 11.25% buffer	48123MRA2	Equity	Principal at Risk	Buffered Return Enhanced Note	01/30/2008	07/30/2009	N/A	N/A
18 mos. PPN linked to BRL, INR, MXN, TRY, 190% Part.	48123MDN9	FX	Principal Protected	Principal Protected Note	11/21/2007	05/21/2009	N/A	N/A
18 mos. REN Linked to EEM, 400% Part., 45.25% cap	48123MQF2	Equity	Principal at Risk	Return Enhanced Note	01/31/2008	07/31/2009	N/A	N/A
18 mos. REN Linked to NKY, 300% Part., 30% cap	48123MQD7	Equity	Principal at Risk	Return Enhanced Note	01/30/2008	07/30/2009	N/A	N/A
18 mos. SPX BREN (BD), 150% part., 16% cap, 10% buffer	48123MG30	Equity	Principal at Risk	Buffered Return Enhanced Note	04/30/2008	10/30/2009	N/A	N/A
18 mos. SPX BREN (BD), 200% part., 14.6% cap, 10% buffer	48123M5W8	Equity	Principal at Risk	Buffered Return Enhanced Note	06/30/2008	12/31/2009	N/A	N/A
18 mos. Stock Basket REN, 400% part., 21.81% cap	48123MV41	Equity	Principal at Risk	Return Enhanced Note	04/30/2008	10/30/2009	N/A	N/A
2 year Delta One linked to C-IGAR, 9% additional amount	48123JT66	Commodities	Principal at Risk	Delta 1	08/31/2007	08/31/2009	N/A	N/A
2 year Delta One linked to IncomeFX	48123JP45	FX	Principal at Risk	Delta 1	07/31/2007	07/30/2009	N/A	N/A
2 yr LBREN linked to NKY and SX5E, 30% Buffer, 300% Part., 37% cap	48123MCR1	Equity	Principal at Risk	Lesser-of Buffered Return Enhanced Note	10/31/2007	10/30/2009	N/A	N/A
2 yr Principal Protected Note linked to the USD Index, leverage of 305%	48123JPR4	FX	Principal Protected	Principal Protected Note	02/28/2007	02/24/2009	98.04	99.04
2 yr. Auto-Call IKON linked to EEM, 200% part., 32.5% contingent buffer	48123JL64	Equity	Principal at Risk	Index Knock-out Note	07/25/2007	07/23/2009	N/A	N/A

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2 year Delta One linked to C-IGAR, 9% additional amount	48123JT66	Commodities	Principal at Risk	Delta 1	08/31/2007	08/31/2009	N/A	N/A
2 year Delta One linked to IncomeFX	48123JP45	FX	Principal at Risk	Delta 1	07/31/2007	07/30/2009	N/A	N/A
2 yr LBREN linked to NKY and SX5E, 30% Buffer, 300% Part., 37% cap	48123MCR1	Equity	Principal at Risk	Lesser-of Buffered Return Enhanced Note	10/31/2007	10/30/2009	N/A	N/A
2 yr Principal Protected Note linked to the USD Index, leverage of 305%	48123JPR4	FX	Principal Protected	Principal Protected Note	02/28/2007	02/24/2009	98.04	99.04
2 yr. Auto-Call IKON linked to EEM, 200% part., 32.5% contingent buffer	48123JL64	Equity	Principal at Risk	Index Knock-out Note	07/25/2007	07/23/2009	N/A	N/A
2 yr. BREN linked to DJAIG, 150% part., 42% cap, 10% buffer	48123JUV9	Commodities	Principal at Risk	Buffered Return Enhanced Note	04/30/2007	04/30/2009	N/A	N/A
2 yr. BREN linked to 50% EAFE, 50% EEM, 200% part., 28.25% cap, 20% buffer	48123MJ86	Equity	Principal at Risk	Buffered Return Enhanced Note	04/30/2008	04/30/2010	N/A	N/A
2 yr. BREN linked to a Global Basket of SPX, SX5E and NKY, 200% part., 30% cap, 10% buffer	48123JPJ2	Equity	Principal at Risk	Buffered Return Enhanced Note	02/28/2007	02/24/2009	84.62	N/A
2 yr. BREN linked to an International Basket, 300% part., 30% cap, 10% buffer	48123MQG0	Equity	Principal at Risk	Buffered Return Enhanced Note	01/29/2008	01/29/2010	N/A	N/A
2 yr. BREN linked to DJAIG, 160% part., 28% cap, 15% buffer	48123JRY7	Commodities	Principal at Risk	Buffered Return Enhanced Note	03/30/2007	03/26/2009	117.85	N/A
2 yr. BREN linked to DJAIG, 160% part., 30% cap, 15% buffer	48123JPK9	Commodities	Principal at Risk	Buffered Return Enhanced Note	02/28/2007	02/24/2009	119.01	N/A

368 Products| Showing Page 7 of 21 ‹ 4 | 5 | 6 | 7 | 8 | 9 › Jump to

About us | Terms and Conditions

Copyright © 2008 JPMorgan Structured Investments Worldwide.

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

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PRODUCTS	CUSIP	ASSET CLASS	STRUCTURE	PAYOFF	ISSUE DATE	MATURITY	BID	ASK
2 yr. BREN linked to DJAIG, 165% part., 50% cap, 15% buffer	48123JMT3	Equity	Principal at Risk	Buffered Return Enhanced Note	01/25/2007	01/27/2009	134.79	135.79
2 yr. BREN linked to DJAIG, 200% part., 35% cap, 15% buffer	48123JSE0	Commodities	Principal at Risk	Buffered Return Enhanced Note	03/30/2007	03/26/2009	123.10	N/A
2 yr. BREN linked to DJAIG, 200% part., 37% cap, 15% buffer	48123JPL7	Commodities	Principal at Risk	Buffered Return Enhanced Note	02/28/2007	02/24/2009	124.17	N/A
2 yr. BREN linked to SPX, 150% part., 10% buffer	48123MRS3	Equity	Principal at Risk	Buffered Return Enhanced Note	02/29/2008	02/26/2010	N/A	N/A
2 yr. BREN linked to SPX, NKY, SX5E and FTSE, 128% part., 5% buffer	48123JLK3	Equity	Principal at Risk	Buffered Return Enhanced Note	12/29/2006	12/23/2008	84.44	N/A
2 yr. BREN linked to SX5E, SPX and NKY, 200% part., 23% cap, 10% buffer	48123JMJ5	Equity	Principal at Risk	Buffered Return Enhanced Note	01/31/2007	01/26/2009	86.68	N/A
2 yr. BREN linked to SX5E, SPX and NKY, 200% part., 30% cap, 10% buffer	48123JMK2	Equity	Principal at Risk	Buffered Return Enhanced Note	01/31/2007	01/26/2009	86.68	N/A
2 yr. BREN linked to the SPX, NKY, SX5E, 200% part., 30% cap, 10% buffer	48123JRZ4	Equity	Principal at Risk	Buffered Return Enhanced Note	03/30/2007	03/26/2009	85.62	N/A
2 yr. BREN linked to XLF, IYR, and XHB, 200% part., 42% cap, 15% buffer	48123MF98	Equity	Principal at Risk	Buffered Return Enhanced Note	04/07/2008	04/08/2010	N/A	N/A
2 yr. LBREN Linked to NKY/TPX, 300% part., 51% cap, 10% buffer	48123J3K3	Equity	Principal at Risk	Lesser-of Buffered Return Enhanced Note	08/27/2007	08/31/2009	N/A	N/A

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part., 30% cap, 10% buffer			Risk	Enhanced Note				
2 yr. BREN linked to XLF, IYR, and XHB, 200% part., 42% cap, 15% buffer	48123MF98	Equity	Principal at Risk	Buffered Return Enhanced Note	04/07/2008	04/08/2010	N/A	N/A
2 yr. LBREN Linked to NKY/TPX, 300% part., 51% cap, 10% buffer	48123J3K3	Equity	Principal at Risk	Lesser-of Buffered Return Enhanced Note	08/27/2007	08/31/2009	N/A	N/A
2 yr. Outperformance BREN linked to SPX vs. RTY, 200% part., 27.5% cap, 10% buffer	48123MLK6	Equity	Principal at Risk	Buffered Return Enhanced Note	12/31/2007	12/31/2009	N/A	N/A
2 Yr. Outperformance BREN Linked to the Performance of the SPX compared to RUT, 200% part., 10% buffer	48123JPP8	Equity	Principal at Risk	Buffered Return Enhanced Note	02/12/2007	02/05/2009	104.91	105.91
2 yr. PPN linked to BRL, INR, MXN, TRY, 200% part.	48123MVD1	FX	Principal Protected	Principal Protected Note	03/26/2008	03/26/2010	N/A	N/A
2 yr. PPN linked to DXY, 300% part.	48123JXS3	FX	Principal Protected	Principal Protected Note	05/30/2007	05/29/2009	N/A	N/A
2 yr. PPN linked to USD, 325% part.	48123JSC4	FX	Principal Protected	Principal Protected Note	03/30/2007	03/26/2009	98.13	99.13
2 yr. REN linked to WTI, 157% part.	48123M6E7	Commodities	Principal at Risk	Return Enhanced Note	06/05/2008	06/07/2010	N/A	N/A
2.5 yr. BREN linked to a Commodity Basket, 121.5% part., 20% buffer	48123JTC3	Commodities	Principal at Risk	Buffered Return Enhanced Note	03/30/2007	09/16/2009	136.78	137.78
2.5 yr. Currency Bull/Bear Note linked to GBP, EUR, CHF, JPY, 150% upside part., 50% downside part.	48123LCF9	FX	Principal Protected	Bull/Bear	06/23/2008	12/23/2010	N/A	N/A

368 Products | Showing Page 8 of 21 ‹ 5 | 6 | 7 | 8 | 9 | 10 › Jump to

About us | Terms and Conditions

Copyright © 2008 JPMorgan Structured Investments Worldwide.

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

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PRODUCTS	CUSIP	ASSET CLASS	STRUCTURE	PAYOFF	ISSUE DATE	MATURITY	BID	ASK
2.5 yr. Currency Bull/Bear PPN (Adv) linked to BRL, RUB, KRW, CNY, INR, 155% upside part., 55% downside part.	48123M6B3	FX	Principal Protected	Bull/Bear	06/30/2008	12/31/2010	N/A	N/A
2.5 yr. Currency Bull/Bear PPN (BD) linked to BRL, RUB, KRW, CNY, INR, 140% upside part., 40% downside part.	48123M6C1	FX	Principal Protected	Bull/Bear	06/30/2008	12/31/2010	N/A	N/A
2.5 yr. FX Bull/Bear Note linked to BRL, RUB, KRW, CNY, INR, 162% upside part., 62% downside part.	48123MX56	FX	Principal Protected	Bull/Bear	05/30/2008	11/30/2010	N/A	N/A
2.5 yr. PPN linked to BRL, INR, MXN, TRY vs. USD, 425% part.	48123MT93	FX	Principal Protected	Principal Protected Note	05/21/2008	11/22/2010	N/A	N/A
2.5 yr. PPN linked to BRL, INR, MXN, TRY vs. USD	48123M4L3	FX	Principal Protected	Principal Protected Note	06/20/2008	12/22/2010	N/A	N/A
2.5 yr. PPN linked to DJAIG, 100% part.	46625HGD6	Commodities	Principal Protected	Principal Protected Note	05/31/2006	11/28/2008	123.54	124.54
2.5 yr. PPN linked to EM currency basket, 275% participation	48123MC34	FX	Principal Protected	Principal Protected Note	04/23/2008	10/18/2010	N/A	N/A
20 mos. REN linked to XINOI, 400% part., 41.75% cap	48123MDC3	Equity	Principal at Risk	Return Enhanced Note	10/31/2007	06/30/2009	N/A	N/A
23 mos. Delta-One Note linked to IncomeFX, 10% additional amount	48123JRL5	FX	Principal at Risk	Delta 1	03/05/2007	01/27/2009	98.78	99.78
3 mos. LREX linked to BAC, C, GS, and MER, 16% p.a. coupon, 40% contingent buffer	48123MR38	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	04/30/2008	07/31/2008	N/A	N/A
3 year 12.75% coupon								

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PRODUCTS	CUSIP	ASSET CLASS	STRUCTURE	PAYOFF	ISSUE DATE	MATURITY	BID	ASK
3 Yr. BREN Linked to Global Basket of SPX, NKY, SX5E (LPL SAM), 147% part., 10% buffer	48123JJ34	Equity	Principal at Risk	Buffered Return Enhanced Note	07/31/2007	07/29/2010	N/A	N/A
3 Yr. BREN linked to SPX & MXEA, 109.7% part., 15% buffer	48123J3W7	Equity	Principal at Risk	Buffered Return Enhanced Note	09/10/2007	09/10/2010	N/A	N/A
3 yr. BREN linked to SPX, NKY and SX5E, 148% part., 10% buffer	48123JXQ7	Equity	Principal at Risk	Buffered Return Enhanced Note	05/30/2007	05/27/2010	N/A	N/A
3 yr. BREN linked to SPX, NKY, and SX5E, 117% part., 10% buffer	48123J4M8	Equity	Principal at Risk	Buffered Return Enhanced Note	09/28/2007	09/30/2010	N/A	N/A
3 yr. BREN linked to SPX, NKY, and SX5E, 125% part., 10% buffer	48123JT41	Equity	Principal at Risk	Buffered Return Enhanced Note	08/31/2007	08/31/2010	N/A	N/A
3 yr. BREN linked to SPX, NKY, and SX5E, 130% part., 10% buffer	48123J4N6	Equity	Principal at Risk	Buffered Return Enhanced Note	09/28/2007	09/30/2010	N/A	N/A
3 yr. BREN linked to SPX, NKY, and SX5E, 130% part., 10% buffer	48123JB24	Equity	Principal at Risk	Buffered Return Enhanced Note	06/29/2007	06/30/2010	N/A	N/A
3 yr. BREN linked to SPX, NKY, and SX5E, 140% part., 10% buffer	48123JT25	Equity	Principal at Risk	Buffered Return Enhanced Note	08/31/2007	08/31/2010	N/A	N/A
3 yr. BREN linked to SPX, NKY, and SX5E, 147% part., 10% buffer	48123JB32	Equity	Principal at Risk	Buffered Return Enhanced Note	06/29/2007	06/30/2010	N/A	N/A
3 yr. BREN linked to SPX, NKY, SX5E, 130% part., 10% buffer	48123JUM9	Equity	Principal at Risk	Buffered Return Enhanced Note	04/30/2007	04/30/2010	N/A	N/A

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PRODUCTS	CUSIP	ASSET CLASS	STRUCTURE	PAYOFF	ISSUE DATE	MATURITY	BID	ASK
3 yr. Bull/Bear Note linked to commodity basket, 100% upside part., 40% downside part.	48123MEY4	Commodities	Principal Protected	Bull/Bear	11/07/2007	11/05/2010	N/A	N/A
3 yr. Contingent Barrier BREN linked to EWA, 122% part., 40% contingent buffer	48123MPW8	Equity	Principal at Risk	Buffered Return Enhanced Note	01/17/2008	01/20/2011	N/A	N/A
3 yr. Delta-One Note linked to Core C-IGAR Long-Short Index, 100% participation, 9.25% additional amount	48123M4Y5	Commodities	Principal at Risk	Delta 1	05/30/2008	05/31/2011	N/A	N/A
3 yr. IKON linked to a Global Basket (BD), 21% contingent min return, 40% contingent buffer	48123MMK5	Equity	Principal at Risk	Index Knock-out Note	01/31/2008	01/31/2011	N/A	N/A
3 Yr. IKON linked to a Global Basket of SPX, NKY, and SX5E, 22% contingent min return, 40% contingent buffer	48123MAM4	Equity	Principal at Risk	Index Knock-out Note	10/31/2007	10/29/2010	N/A	N/A
3 Yr. IKON linked to a Global Basket of SPX, NKY, and SX5E, 27% contingent min return, 40% contingent buffer	48123MAN2	Equity	Principal at Risk	Index Knock-out Note	10/31/2007	10/29/2010	N/A	N/A
3 yr. IKON linked to a Global Basket of SPX, SX5E and SPY, 24% contingent min return, 40% contingent buffer	48123MEQ1	Equity	Principal at Risk	Index Knock-out Note	11/30/2007	11/30/2011	N/A	N/A
3 yr. IKON linked to a Global Basket of SPX, SX5E, and NKY, 28% contingent min return, 40% contingent buffer	48123MET5	Equity	Principal at Risk	Index Knock-out Note	11/30/2007	11/30/2010	N/A	N/A
3 yr. IKON note linked to a Global Basket of SPX, NKY, and SX5E, 20% contingent min return, 40% contingent buffer	48123MRN4	Equity	Principal at Risk	Index Knock-out Note	02/29/2008	02/28/2011	N/A	N/A

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3 yr. IKON note linked to a Global Basket of SPX, NKY, and SX5E, 20% contingent min return, 40% contingent buffer	48123MRN4	Equity	Principal at Risk	Index Knock-out Note	02/29/2008	02/28/2011	N/A	N/A
3 yr. IKON note linked to a Global Basket of SPX, NKY, and SX5E, 26% contingent min return, 40% contingent buffer	48123MRP9	Equity	Principal at Risk	Index Knock-out Note	02/29/2008	02/28/2011	N/A	N/A
3 yr. IKON Note linked to a Global Basket, 28% contingent min return, 40% contingent buffer	48123MJS2	Equity	Principal at Risk	Index Knock-out Note	12/21/2007	12/23/2010	N/A	N/A
3 yr. LPPN Linked to NKY , SX5E. 200% Part., 54.90% cap.	48123J4U0	Equity	Principal Protected	Lesser-of Principal Protected Note	09/13/2007	09/17/2010	N/A	N/A
3 yr. Modified IKON Note linked to a Global Basket SPX, NKY and SX5E, 4.75% p.a. coupon, 40% contingent buffer	48123MFQ0	Equity	Principal at Risk	Modified Index Knock-out Note	11/30/2007	11/30/2010	N/A	N/A
3 yr. PPN linked to commodity basket, 120% part.	48123J3H0	Commodities	Principal Protected	Principal Protected Note	08/22/2007	08/19/2010	N/A	N/A
3 yr. PPN linked to commodity basket, 163% part.	48123JJU4	Commodities	Principal Protected	Principal Protected Note	11/16/2006	11/10/2009	141.51	142.51
3 yr. PPN Linked to DJAIG, 160% Part.	48123J3L1	Commodities	Principal Protected	Principal Protected Note	08/27/2007	08/27/2012	N/A	N/A
3 yr. PPN linked to NKY, SX5E, 115% part.	48123JEW5	Equity	Principal Protected	Principal Protected Note	09/29/2006	09/25/2009	98.13	99.13
3 yr. PPN linked to SPX, NKY, SX5E, 100% part., 28% cap	48123MHS4	Equity	Principal Protected	Principal Protected Note	11/26/2007	11/26/2010	N/A	N/A

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About us | Terms and Conditions

Copyright © 2008 JPMorgan Structured Investments Worldwide.

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

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PRODUCTS	CUSIP	ASSET CLASS	STRUCTURE	PAYOFF	ISSUE DATE	MATURITY	BID	ASK
3 yr. PPN Linked to the DJAIG, 100% part.	46625HEW6	Commodities	Principal Protected	Principal Protected Note	02/28/2006	02/23/2009	120.97	121.97
3.5 yr. BEN Linked to SPX, 100% part., 15% buffer	48123JTU3	Equity	Principal at Risk	Buffered Equity Note	03/30/2007	10/26/2010	88.53	N/A
3.5 yr. BEN linked to SPX, 100% part., 15% buffer	48123JNY1	Equity	Principal at Risk	Buffered Equity Note	01/31/2007	07/27/2010	89.44	N/A
3.5 yr. PPN linked to NKY, SX5E, 115% part.	48123JUX5	Equity	Principal Protected	Principal Protected Note	04/30/2007	10/29/2010	N/A	N/A
3.5 yr. PPN linked to NKY, SX5E, 115% part.	48123JSA8	Equity	Principal Protected	Principal Protected Note	03/30/2007	09/27/2010	94.60	N/A
3.5 yr. PPN linked to NKY, SX5E, 117% part.	48123JML0	Equity	Principal Protected	Principal Protected Note	01/31/2007	07/27/2010	95.13	N/A
3.5 yr. PPN linked to NKY, SX5E, 120% part.	48123JPS2	Equity	Principal Protected	Principal Protected Note	02/28/2007	08/26/2010	94.44	95.44
3.5 yr. PPN linked to the DJAIG, 100% part.	48123JEX3	Commodities	Principal Protected	Principal Protected Note	09/29/2006	03/26/2010	134.65	135.65
39 mos. BEN linked to a Global Basket and NDX, 100% part., 20% buffer	48123MDQ2	Equity	Principal at Risk	Buffered Equity Note	10/29/2007	01/28/2011	N/A	N/A
4 year Global Basket BREN, 130% upside participation, 20% buffer	48123MMT6	Equity	Principal at Risk	Buffered Return Enhanced Note	02/05/2008	01/31/2012	N/A	N/A
4 yr. 10% Minimum Return Note linked to MXE, EEM, 103% part.	48123J4Y2	Equity	Principal Protected	Minimum Return	09/11/2007	09/12/2011	N/A	N/A
4 yr. 10% Minimum Return Note linked to RAY, NKY, SX5E, 195% part.	48123JJ83	Equity	Principal Protected	Minimum Return	07/06/2007	07/07/2011	N/A	N/A
4 yr. BREN linked to DJAIG,				Buffered				

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PRODUCTS	CUSIP	ASSET CLASS	STRUCTURE	PAYOFF	ISSUE DATE	MATURITY	BID	ASK
4 yr. PPN linked to NKY, SX5E, 123% part.	48123JQ69	Equity	Principal Protected	Principal Protected Note	08/22/2007	08/22/2011	N/A	N/A
4 yr. PPN linked to NKY, SX5E, 125% part.	48123JZX0	Equity	Principal Protected	Principal Protected Note	07/20/2007	07/20/2011	N/A	N/A
4 yr. PPN linked to NKY, SX5E, 125% part.	48123JXK0	Equity	Principal Protected	Principal Protected Note	05/30/2007	05/31/2011	N/A	N/A
4 yr. PPN linked to NKY, SX5E, SPX, 115% part.	48123JA25	Equity	Principal Protected	Principal Protected Note	07/20/2007	07/20/2011	N/A	N/A
4 yr. PPN linked to SPX, MXEA, EEMIV, 100% part. 48% cap.	48123JQ93	Equity	Principal Protected	Principal Protected Note	07/31/2007	07/29/2011	N/A	N/A
4 yr. PPN linked to SPX, NKY, SX5E, 112% part.	48123JQ51	Equity	Principal Protected	Principal Protected Note	08/22/2007	08/22/2011	N/A	N/A
4.25 yr. Bull/Bear Note linked to commodity basket, 118% upside part., 20% downside part.	48123MJA1	Commodities	Principal Protected	Bull/Bear	12/21/2007	03/21/2012	N/A	N/A
4.25 yr. Bull/Bear Note linked to commodity basket, 134% upside part., 30% downside part.	48123MHZ8	Commodities	Principal Protected	Bull/Bear	12/21/2007	03/21/2012	N/A	N/A
4.5 yr. BREN linked to DJAIG and SPGCPMP, 130% part., 20% buffer	48123MWT5	Commodities	Principal at Risk	Buffered Return Enhanced Note	03/17/2008	09/17/2012	N/A	N/A
4.5 Yr. Bull Bear linked to commodity basket, 110% upside part., 25% downside part.	48123MSA1	Commodities	Principal Protected	Bull/Bear	02/29/2008	08/30/2012	N/A	N/A
4.5 yr. Bull/Bear linked to commodity basket, 110% upside part., 10-20% downside part.	48123MG97	Commodities	Principal Protected	Bull/Bear	04/30/2008	10/31/2012	N/A	N/A
4.5 yr. Bull/Bear linked to								

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upside part., 30% downside part.			Protected					
4.5 yr. BREN linked to DJAIG and SPGCPMP, 130% part., 20% buffer	48123MWT5	Commodities	Principal at Risk	Buffered Return Enhanced Note	03/17/2008	09/17/2012	N/A	N/A
4.5 Yr. Bull Bear linked to commodity basket, 110% upside part., 25% downside part.	48123MSA1	Commodities	Principal Protected	Bull/Bear	02/29/2008	08/30/2012	N/A	N/A
4.5 yr. Bull/Bear linked to commodity basket, 110% upside part., 10-20% downside part.	48123MG97	Commodities	Principal Protected	Bull/Bear	04/30/2008	10/31/2012	N/A	N/A
4.5 yr. Bull/Bear linked to commodity basket, 110% upside part., 20% downside part.	48123MW85	Commodities	Principal Protected	Bull/Bear	05/30/2008	11/30/2012	N/A	N/A
4.5 yr. Bull/Bear linked to commodity basket, 110% upside part., 20% downside part.	48123MXC1	Commodities	Principal Protected	Bull/Bear	03/31/2008	10/01/2012	N/A	N/A
4.5 yr. PPN linked to XINol, KOSPI2, TWY, SGY, 100% part.	48123JVB2	Equity	Principal Protected	Principal Protected Note	04/18/2007	10/26/2011	99.63	100.63
5 year Contingent BREN linked to the S&P 500, 116.75% participation, 65% barrier	48123JT74	Equity	Principal at Risk	Buffered Return Enhanced Note	07/31/2007	07/26/2012	N/A	N/A
5 yr. Asset Allocation Note linked to 3 reference portfolios, 100% part.	48123MSD5	Equity	Principal Protected	Principal Protected Note	02/29/2008	02/28/2013	N/A	N/A
5 yr. Asset Allocation Note linked to 3 reference portfolios, 100% part.	48123MX31	Equity	Principal Protected	Principal Protected Note	05/30/2008	05/31/2013	N/A	N/A
5 yr. Asset Allocation Note, 100% protection, 100% participation in best of three reference portfolios	48123MWX6	Equity	Principal Protected	Principal Protected Note	03/31/2008	03/25/2013	N/A	N/A

368 Products| Showing Page 13 of 21 ‹ 10 | 11 | 12 | 13 | 14 | 15 › Jump to

About us | Terms and Conditions

Copyright © 2008 JPMorgan Structured Investments Worldwide.

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

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PRODUCTS	CUSIP	ASSET CLASS	STRUCTURE	PAYOFF	ISSUE DATE	MATURITY	BID	ASK
5 yr. Asset Allocation Note, 100% protection, 100% participation	48123MH21	Equity	Principal Protected	Principal Protected Note	04/30/2008	04/25/2013	N/A	N/A
5 yr. BREN linked to 40% SPX, 20% SX5E, 15% RTY, 15% MXWO and 10% SBR, 112% part., 25% buffer	48123LBY9	Equity	Principal at Risk	Buffered Return Enhanced Note	06/30/2008	06/28/2013	N/A	N/A
5 yr. BREN linked to 75% SPX, 10% MXEA, 7.5% RTY, 7.5% EEM, 125-135% part., 20% buffer	48123MH47	Equity	Principal at Risk	Buffered Return Enhanced Note	04/30/2008	04/30/2013	N/A	N/A
5 yr. BREN linked to OEX, 118.5% part., 20% buffer	48123MXN7	Equity	Principal at Risk	Buffered Return Enhanced Note	03/12/2008	03/12/2013	N/A	N/A
5 Yr. BREN linked to RLV and RLG, 107.5% part., 5% Buffer	48123MAJ1	Equity	Principal at Risk	Buffered Return Enhanced Note	11/26/2007	11/30/2012	N/A	N/A
5 yr. BREN linked to SPX, NKY, SX5E and FTSE, 135% part., 15% buffer	48123JDM8	Equity	Principal at Risk	Buffered Return Enhanced Note	08/31/2006	08/26/2011	92.38	93.38
5 yr. BREN linked to SPX, SX5E, and EEM, 128% participation, 15% buffer	48123JF95	Equity	Principal at Risk	Buffered Return Enhanced Note	06/20/2007	06/18/2012	N/A	N/A
5 yr. Bull/Bear linked to commodity basket, 115% upside part., 20%-30% downside part.	48123M5Y4	Commodities	Principal Protected	Bull/Bear	06/30/2008	06/28/2013	N/A	N/A
5 yr. Hybrid PPN linked to SBR, INR, BRL, RUB, 100% part.	48123MF80	Equity	Principal Protected	Principal Protected Note	04/25/2008	04/25/2013	N/A	N/A
5 yr. PPN linked to 75% DJAIG, 25% GSCI Precious Metals, 100% participation, 95% max return	48123MT85	Commodities	Principal Protected	Principal Protected Note	05/19/2008	05/14/2013	N/A	N/A
5 yr. PPN linked to a Commodity Basket, 100%	48123M6L1	Commodities	Principal	Principal Protected	06/06/2008	06/06/2013	N/A	N/A

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SX5E, and EEM, 128% participation, 15% buffer	48123JF95	Equity	Principal at Risk	Return Enhanced Note	06/20/2007	06/18/2012	N/A	N/A
5 yr. Bull/Bear linked to commodity basket, 115% upside part., 20%-30% downside part.	48123M5Y4	Commodities	Principal Protected	Bull/Bear	06/30/2008	06/28/2013	N/A	N/A
5 yr. Hybrid PPN linked to SBR, INR, BRL, RUB, 100% part.	48123MF80	Equity	Principal Protected	Principal Protected Note	04/25/2008	04/25/2013	N/A	N/A
5 yr. PPN linked to 75% DJAIG, 25% GSCI Precious Metals, 100% participation, 95% max return	48123MT85	Commodities	Principal Protected	Principal Protected Note	05/19/2008	05/14/2013	N/A	N/A
5 yr. PPN linked to a Commodity Basket, 100% prot., 100% part.	48123M6L1	Commodities	Principal Protected	Principal Protected Note	06/06/2008	06/06/2013	N/A	N/A
5 yr. PPN linked to basket of HKX, SGX, MXSG, 112% part.	46625HFB1	Equity	Principal Protected	Principal Protected Note	02/14/2006	02/07/2011	115.61	N/A
5 yr. PPN linked to basket SPX, NKY, SX5E, 105% part.	46625HCZ1	Equity	Principal Protected	Principal Protected Note	09/26/2005	09/21/2010	104.45	105.45
5 yr. PPN linked to DJAIG, 107% part.	48123JHP7	Commodities	Principal Protected	Principal Protected Note	11/30/2006	11/25/2011	123.81	124.81
5 yr. PPN linked to DJAIG, 110% part.	48123JVA4	Commodities	Principal Protected	Principal Protected Note	04/30/2007	04/30/2012	N/A	N/A
5 yr. PPN linked to HKX, TWY, MXSG, 112% part.	46625HEQ9	Equity	Principal Protected	Principal Protected Note	02/09/2006	02/07/2011	115.61	116.61
5 yr. PPN linked to MXEA, 112% part.	48123JH51	Equity	Principal Protected	Principal Protected Note	06/29/2007	06/29/2012	N/A	N/A
5 yr. PPN Linked to NKY and SX5E, 120% part.	46625HEU0	Equity	Principal Protected	Principal Protected Note	02/28/2006	02/23/2011	96.71	97.71

368 Products| Showing Page 14 of 21 ‹ 11 | 12 | 13 | 14 | 15 | 16 › Jump to

About us | Terms and Conditions

Copyright © 2008 JPMorgan Structured Investments Worldwide.

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

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PRODUCTS	CUSIP	ASSET CLASS	STRUCTURE	PAYOFF	ISSUE DATE	MATURITY	BID	ASK
5 yr. PPN linked to NKY, SX5E, 111.5% part.	48123J6N4	Equity	Principal Protected	Principal Protected Note	10/18/2007	10/18/2012	N/A	N/A
5 yr. PPN linked to NKY, SX5E, 120% part.	46625HFT2	Equity	Principal Protected	Principal Protected Note	04/28/2006	04/26/2011	95.26	96.26
5 yr. PPN linked to NKY, SX5E, 123% part.	48123J2D0	Equity	Principal Protected	Principal Protected Note	09/19/2007	09/19/2012	N/A	N/A
5 yr. PPN linked to NKY, SX5E, 125% part.	46625HDJ6	Equity	Principal Protected	Principal Protected Note	10/31/2005	10/26/2010	105.25	106.25
5 yr. PPN linked to RTY, KOSPI2, FXC25, 83.60% part.	48123JTG4	Equity	Principal Protected	Principal Protected Note	04/02/2007	03/26/2012	103.79	104.79
5 yr. PPN linked to SPX, 110% prot., 100% part., quarterly averaging	48123MVT6	Equity	Principal Protected	Principal Protected Note	02/26/2008	02/26/2013	N/A	N/A
5 yr. PPN linked to SPX, EAFE, EEM, 100% part. 60% cap	48123MHT2	Equity	Principal Protected	Principal Protected Note	11/30/2007	11/30/2012	N/A	N/A
5 yr. PPN linked to SPX, NKY and SX5E, 110% part.	46625HFL9	Equity	Principal Protected	Principal Protected Note	04/05/2006	03/31/2011	97.07	98.07
5 yr. PPN linked to SPX, NKY and SX5E, 110% part.	46625HFE5	Equity	Principal Protected	Principal Protected Note	03/22/2006	03/17/2011	97.63	98.63
5 yr. PPN linked to SPX, NKY, SX5E, 110% part.	48123J2E8	Equity	Principal Protected	Principal Protected Note	09/19/2007	09/19/2012	N/A	N/A
5 yr. PPN linked to SPX, NKY, SX5E, 112% part.	48123J4Q9	Equity	Principal Protected	Principal Protected Note	09/28/2007	09/28/2012	N/A	N/A
5 yr. PPN linked to SPX, SX5E, NKY, 108% part.	48123MER9	Equity	Principal Protected	Principal Protected Note	11/30/2007	11/30/2012	N/A	N/A
5 yr. PPN linked to SPX, SX5E, NKY, 118% part.	48123MAF9	Equity	Principal Protected	Principal Protected	10/31/2007	10/31/2012	N/A	N/A

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5 yr. PPN linked to SPX, EAFE, EEM, 100% part. 60% cap	48123MHT2	Equity	Principal Protected	Principal Protected Note	11/30/2007	11/30/2012	N/A	N/A
5 yr. PPN linked to SPX, NKY and SX5E, 110% part.	46625HFL9	Equity	Principal Protected	Principal Protected Note	04/05/2006	03/31/2011	97.07	98.07
5 yr. PPN linked to SPX, NKY and SX5E, 110% part.	46625HFE5	Equity	Principal Protected	Principal Protected Note	03/22/2006	03/17/2011	97.63	98.63
5 yr. PPN linked to SPX, NKY, SX5E, 110% part.	48123J2E8	Equity	Principal Protected	Principal Protected Note	09/19/2007	09/19/2012	N/A	N/A
5 yr. PPN linked to SPX, NKY, SX5E, 112% part.	48123J4Q9	Equity	Principal Protected	Principal Protected Note	09/28/2007	09/28/2012	N/A	N/A
5 yr. PPN linked to SPX, SX5E, NKY, 108% part.	48123MER9	Equity	Principal Protected	Principal Protected Note	11/30/2007	11/30/2012	N/A	N/A
5 yr. PPN linked to SPX, SX5E, NKY, 118% part.	48123MAF9	Equity	Principal Protected	Principal Protected Note	10/31/2007	10/31/2012	N/A	N/A
5 Yr. PPN linked to SX5E, NKY, 110% part.	48123MDL3	Equity	Principal Protected	Principal Protected Note	11/21/2007	11/21/2013	N/A	N/A
5 yr. REN Linked to Income FX / EM, 260% part.	48123M6K3	FX	Principal at Risk	Return Enhanced Note	07/02/2008	06/02/2013	N/A	N/A
5.5 yr PPN linked to DJ AIG Commodity Index, 118% leverage	48123JXL8	Commodities	Principal Protected	Principal Protected Note	05/30/2007	11/27/2012	N/A	N/A
5.5 yr. BREN linked to an International Basket, 128.3% part., 20% buffer	48123MLJ9	Equity	Principal at Risk	Buffered Return Enhanced Note	12/31/2007	06/28/2013	N/A	N/A
5.5 yr. PPN linked to DJAIG 118% part.	48123JMQ9	Equity	Principal Protected	Principal Protected Note	01/31/2007	07/26/2012	130.41	N/A

368 Products| Showing Page 15 of 21 ‹ 12 | 13 | 14 | 15 | 16 | 17 › Jump to

About us | Terms and Conditions

Copyright © 2008 JPMorgan Structured Investments Worldwide.

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

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5.5 yr. PPN linked to SPX, NKY, SX5E, 100% part.	48123MJN3	Equity	Principal Protected	Principal Protected Note	12/26/2007	06/26/2013	N/A	N/A
5.5 yr. PPN linked to SPX, NKY, SX5E, 105.25% part.	48123J6P9	Equity	Principal Protected	Principal Protected Note	10/18/2007	04/18/2013	N/A	N/A
5.5 yr. PPN linked to SPX, NKY, SX5E, 106% part.	48123J4P1	Equity	Principal Protected	Principal Protected Note	09/28/2007	03/28/2013	N/A	N/A
5.5 yr. PPN linked to SPX, SX5E, NKY, 100% prot., 107.5% part.	48123MAG7	Equity	Principal Protected	Principal Protected Note	10/31/2007	04/30/2013	N/A	N/A
5.5 yr. PPN linked to SPX, SX5E, NKY, 106% part., quarterly averaging over the last 9 months	48123MES7	Equity	Principal Protected	Principal Protected Note	11/30/2007	05/31/2013	N/A	N/A
5.5 yr. PPN linked to SPX, SX5E, SBR, 170% part.	48123M4N9	Equity	Principal Protected	Principal Protected Note	05/22/2008	11/22/2013	N/A	N/A
5.5 Yr. PPN linked to SX5E, SPX, NKY, 105% part.	48123MDM1	Equity	Principal Protected	Principal Protected Note	11/21/2007	05/21/2013	N/A	N/A
54 week BREN linked to SPX and MXEA, 300% part., 16.6% cap, 10% buffer	48123MRX2	Equity	Principal at Risk	Buffered Return Enhanced Note	02/07/2008	02/18/2009	N/A	N/A
5y CPI * 1.55	74432RAM5	Rates	Principal Protected	Principal Protected Note	06/10/2008	06/10/2013	N/A	N/A
5y CPI + 1.40%	48123LCH5	Rates	Principal Protected	Principal Protected Note	06/27/2008	06/27/2013	N/A	N/A
5y Leveraged CPI 1.4x	48123M4E9	Rates	Principal Protected	Principal Protected Note	05/30/2008	05/24/2013	N/A	N/A
5yr Asset Allocation Note linked to three reference portfolios, 100% part.	48123MMS8	Equity	Principal Protected	Principal Protected Note	01/31/2008	01/31/2013	N/A	N/A

368 Products| Showing Page 16 of 21 ‹ 13 | 14 | 15 | 16 | 17 | 18 › Jump to

About us | Terms and Conditions

Copyright © 2008 JPMorgan Structured Investments Worldwide.

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

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PRODUCTS	CUSIP	ASSET CLASS	STRUCTURE	PAYOFF	ISSUE DATE	MATURITY	BID	ASK
5yr. PPN linked to CPI, 145% part.	48123M4W9	Rates	Principal Protected	Principal Protected Note	06/24/2008	06/24/2013	N/A	N/A
6 mos. Autocallable REX linked to AIG, 15.10% p.a. coupon, 20% contingent buffer	48123MNU2	Equity	Principal at Risk	Autocall Reverse Exchangeable	01/31/2008	07/31/2008	N/A	N/A
6 mos. Autocallable REX linked to AMZN, 13.5% p.a. coupon, 30% contingent buffer	48123MY30	Equity	Principal at Risk	Autocall Reverse Exchangeable	05/30/2008	12/01/2008	N/A	N/A
6 mos. Autocallable REX linked to AMZN, 16.5% p.a. coupon, 35% contingent buffer	48123MN57	Equity	Principal at Risk	Autocall Reverse Exchangeable	04/30/2008	10/31/2008	N/A	N/A
6 mos. Autocallable REX linked to BTU, 17% p.a. coupon, 30% contingent buffer	48123M3S9	Equity	Principal at Risk	Autocall Reverse Exchangeable	05/30/2008	12/01/2008	N/A	N/A
6 mos. Autocallable REX linked to DE, 14.25% p.a. coupon, 30% contingent buffer	48123MC75	Equity	Principal at Risk	Autocall Reverse Exchangeable	03/31/2008	09/30/2008	N/A	N/A
6 mos. Autocallable REX linked to GM, 20% p.a. coupon, 40% contingent buffer	48123MY48	Equity	Principal at Risk	Autocall Reverse Exchangeable	05/30/2008	12/01/2008	N/A	N/A
6 mos. Autocallable REX linked to GOOG, 12.75% p.a. coupon, 20% contingent buffer	48123MM74	Equity	Principal at Risk	Autocall Reverse Exchangeable	04/30/2008	10/31/2008	N/A	N/A
6 mos. Autocallable REX linked to MON, 14% p.a. coupon, 40% contingent buffer	48123MM82	Equity	Principal at Risk	Autocall Reverse Exchangeable	04/30/2008	10/31/2008	N/A	N/A
6 mos. Autocallable REX linked to MON, 16% p.a. coupon, 40% contingent buffer	48123MS45	Equity	Principal at Risk	Autocall Reverse Exchangeable	04/30/2008	10/31/2008	N/A	N/A
6 mos. Autocallable REX linked to MON, 17.10% p.a. coupon, 35% contingent buffer	48123MPP1	Equity	Principal at Risk	Autocall Reverse Exchangeable	01/28/2008	07/28/2008	N/A	N/A
6 mos. Autocallable REX linked to TGT, 10.75% p.a. coupon, 30% contingent buffer	48123MY55	Equity	Principal at Risk	Autocall Reverse Exchangeable	05/30/2008	12/01/2008	N/A	N/A
6 mos. Autocallable REX linked to WB, 18% p.a. coupon, 40% contingent buffer	48123MN24	Equity	Principal at Risk	Autocall Reverse Exchangeable	04/30/2008	10/31/2008	N/A	N/A

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6 mos. Autocallable REX linked to GM, 20% p.a. coupon, 40% contingent buffer	48123MY48	Equity	Principal at Risk	Autocall Reverse Exchangeable	05/30/2008	12/01/2008	N/A	N/A
6 mos. Autocallable REX linked to GOOG, 12.75% p.a. coupon, 20% contingent buffer	48123MM74	Equity	Principal at Risk	Autocall Reverse Exchangeable	04/30/2008	10/31/2008	N/A	N/A
6 mos. Autocallable REX linked to MON, 14% p.a. coupon, 40% contingent buffer	48123MM82	Equity	Principal at Risk	Autocall Reverse Exchangeable	04/30/2008	10/31/2008	N/A	N/A
6 mos. Autocallable REX linked to MON, 16% p.a. coupon, 40% contingent buffer	48123MS45	Equity	Principal at Risk	Autocall Reverse Exchangeable	04/30/2008	10/31/2008	N/A	N/A
6 mos. Autocallable REX linked to MON, 17.10% p.a. coupon, 35% contingent buffer	48123MPP1	Equity	Principal at Risk	Autocall Reverse Exchangeable	01/28/2008	07/28/2008	N/A	N/A
6 mos. Autocallable REX linked to TGT, 10.75% p.a. coupon, 30% contingent buffer	48123MY55	Equity	Principal at Risk	Autocall Reverse Exchangeable	05/30/2008	12/01/2008	N/A	N/A
6 mos. Autocallable REX linked to WB, 18% p.a. coupon, 40% contingent buffer	48123MN24	Equity	Principal at Risk	Autocall Reverse Exchangeable	04/30/2008	10/31/2008	N/A	N/A
6 mos. Autocallable REXs linked to TGT, 12% p.a. coupon, 40% contingent barrier	48123MUK6	Equity	Principal at Risk	Autocall Reverse Exchangeable	02/29/2008	08/29/2008	N/A	N/A
6 mos. Bearish SPX BREN, 400% part., 10% cap, 5% buffer	48123MG55	Equity	Principal at Risk	Buffered Return Enhanced Note	04/30/2008	10/31/2008	N/A	N/A
6 mos. Contingent Buffered Index Notes linked to SPX, 20% contingent protection, 10.5% digital coupon	48123MZK1	Equity	Principal at Risk	Buffered Index Notes	03/12/2008	09/12/2008	N/A	N/A
6 mos. LREX linked to BAC, C, GS & MER, 25% p.a. coupon, 50% contingent buffer	48123MA77	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	03/19/2008	09/19/2008	N/A	N/A
6 mos. LREX linked to BAC, C, GS, 17.5% p.a. coupon, 40% contingent buffer	48123MR61	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	04/23/2008	10/23/2008	N/A	N/A

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About us | Terms and Conditions

Copyright © 2008 JPMorgan Structured Investments Worldwide.

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

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PRODUCTS	CUSIP	ASSET CLASS	STRUCTURE	PAYOFF	ISSUE DATE	MATURITY	BID	ASK
6 mos. LREX linked to BAC, C, GS, MER, 20% p.a. coupon, 40% contingent buffer	48123MVZ2	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	02/29/2008	08/29/2008	N/A	N/A
6 mos. LREX linked to BTU, FCX, HAL, SLB, XOM, 19% p.a. coupon, 40% contingent buffer	48123MR87	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	04/23/2008	10/23/2008	N/A	N/A
6 mos. LREX linked to GE, MSFT, JNJ, PG & WB, 18% p.a. coupon, 40% contingent buffer	48123MZQ8	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	03/13/2008	09/12/2008	N/A	N/A
6 mos. LREX linked to GM, ENR, HSY, BAC, 17.8% p.a. coupon, 40% contingent buffer	48123M4Q2	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	05/23/2008	11/24/2008	N/A	N/A
6 mos. LREX linked to MO, DD, KO, MMM, & HANS, 15.3% p.a. coupon, 40% contingent buffer	48123MF56	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	04/02/2008	10/02/2008	N/A	N/A
6 mos. LREX linked to PG, JNJ, 10% p.a. coupon, 15% contingent buffer	48123MXD9	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	03/05/2008	09/05/2008	N/A	N/A
6 mos. LREX linked to the DOW 10 index, 30% p.a. coupon, 40% contingent buffer	48123MC42	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	04/14/2008	10/14/2008	N/A	N/A
6 mos. LREX linked to the Least of the Dow 10 Index, 29% p.a. coupon, 40% contingent buffer	48123MQY1	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	02/15/2008	08/15/2008	N/A	N/A
6 mos. LREX linked to the Least Performing of CAT, ADM (Adv), 15.6% p.a. coupon, 30% contingent buffer	48123MR20	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	04/22/2008	10/22/2008	N/A	N/A
6 mos. LREX linked to the Least Performing of CAT, ADM (BD), 12.6% p.a. coupon, 30% contingent buffer	48123MR53	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	04/22/2008	10/22/2008	N/A	N/A

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6 mos. LREX linked to the Least Performing of CAT, ADM (Adv), 15.6% p.a. coupon, 30% contingent buffer	48123MR20	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	04/22/2008	10/22/2008	N/A	N/A
6 mos. LREX linked to the Least Performing of CAT, ADM (BD), 12.6% p.a. coupon, 30% contingent buffer	48123MR53	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	04/22/2008	10/22/2008	N/A	N/A
6 mos. LREX linked to the Least Performing of the Dow 10 Index, 27% p.a. coupon, 40% contingent buffer	48123MVE9	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	02/29/2008	08/29/2008	N/A	N/A
6 mos. REX linked to Least of AAPL, GOOG, MSFT, QCOM, 20% p.a. coupon, 30% contingent buffer	48123MY22	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	05/30/2008	12/01/2008	N/A	N/A
6 mos. REX linked to the Least of BTU, FCX, HAL, SLB, XOM, 19% p.a. coupon, 40% contingent buffer	48123M4K5	Equity	Principal at Risk	Lesser-of Reverse Exchangeable	06/02/2008	12/02/2008	N/A	N/A
6 yr. 9.3% Minimum Return Note linked to SPX, 100% part.	46625HBW9	Equity	Principal Protected	Minimum Return	10/21/2004	09/23/2010	109.68	110.68
6 yr. Asset Allocation Note linked to 3 reference portfolios, 100% part.	48123MX49	Equity	Principal Protected	Principal Protected Note	05/30/2008	05/30/2014	N/A	N/A
6 yr. Asset Allocation Note linked to 3 reference portfolios, 100% part.	48123MSE3	Equity	Principal Protected	Principal Protected Note	02/29/2008	02/28/2014	N/A	N/A
6 yr. Asset Allocation Note linked to 3 reference portfolios, 100% prot., 100% part.	48123M6A5	Equity	Principal Protected	Principal Protected Note	06/30/2008	06/30/2014	N/A	N/A
6 yr. Asset Allocation Note, 100% protection, 100% participation of best of three reference portfolios	48123MWW8	Equity	Principal Protected	Principal Protected Note	03/31/2008	03/26/2014	N/A	N/A

368 Products| Showing Page 18 of 21 ‹ 15 | 16 | 17 | 18 | 19 | 20 › Jump to

About us | Terms and Conditions

Copyright © 2008 JPMorgan Structured Investments Worldwide.

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

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PRODUCTS	CUSIP	ASSET CLASS	STRUCTURE	PAYOFF	ISSUE DATE	MATURITY	BID	ASK
6 yr. Asset Allocation Note, 100% protection, 100% participation	48123MH39	Equity	Principal Protected	Principal Protected Note	04/30/2008	04/25/2014	N/A	N/A
6 yr. PPN linked to SPX, 80% part.	46625HDQ0	Equity	Principal Protected	Principal Protected Note	11/29/2005	11/22/2011	100.83	101.83
6 yr. PPN linked to SPX, 94% part.	48123JRG6	Equity	Principal Protected	Principal Protected Note	02/28/2007	02/25/2013	94.26	N/A
6 yr. PPN Linked to SPX, FTSE, STOXX, 100% part.	46625HCQ1	Equity	Principal Protected	Principal Protected Note	06/22/2005	06/17/2011	106.18	107.18
6.5 yr. Bearish PPN linked Inversely to the PHLX Housing Sector Index, 115% part.	48123JKV0	Equity	Principal Protected	Principal Protected Note	12/29/2006	06/26/2012	140.12	N/A
6yr Asset Allocation Note linked to three reference portfolios, 100% part.	48123MPA4	Equity	Principal Protected	Principal Protected Note	01/31/2008	01/31/2014	N/A	N/A
7 yr. PPN linked to SPPX, MXEA, EEM, 105% part.	48123JRK7	Equity	Principal Protected	Principal Protected Note	02/28/2007	02/25/2014	94.03	N/A
7 yr. PPN Linked to SPX, 90% part.	46625HCF5	Equity	Principal Protected	Principal Protected Note	03/18/2005	03/19/2012	105.46	106.46
7 yr. PPN linked to SPX, EEM, 92% part.	48123JRJ0	Equity	Principal Protected	Principal Protected Note	02/28/2007	02/25/2014	96.78	N/A
7 yr. PPN linked to the SPX, 100% part.	46625HFU9	Equity	Principal Protected	Principal Protected Note	04/26/2006	04/22/2013	99.90	100.90
7 yr. PPN linked to the SPX, 100% part.	48123JEY1	Equity	Principal Protected	Principal Protected Note	09/29/2006	09/25/2013	98.11	99.11
7 yr. PPN Linked to the SPX, 80% part.	46625HCL2	Equity	Principal Protected	Principal Protected Note	05/31/2005	05/25/2012	104.89	105.89
7.5 yr. PPN linked to SPX, 105% part.	48123JSD2	Equity	Principal Protected	Principal Protected	03/30/2007	09/25/2014	94.08	95.08

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part.			Protected	Note				
7 yr. PPN linked to SPPX, MXEA, EEM, 105% part.	48123JRK7	Equity	Principal Protected	Principal Protected Note	02/28/2007	02/25/2014	94.03	N/A
7 yr. PPN Linked to SPX, 90% part.	46625HCF5	Equity	Principal Protected	Principal Protected Note	03/18/2005	03/19/2012	105.46	106.46
7 yr. PPN linked to SPX, EEM, 92% part.	48123JRJ0	Equity	Principal Protected	Principal Protected Note	02/28/2007	02/25/2014	96.78	N/A
7 yr. PPN linked to the SPX, 100% part.	46625HFU9	Equity	Principal Protected	Principal Protected Note	04/26/2006	04/22/2013	99.90	100.90
7 yr. PPN linked to the SPX, 100% part.	48123JEY1	Equity	Principal Protected	Principal Protected Note	09/29/2006	09/25/2013	98.11	99.11
7 yr. PPN Linked to the SPX, 80% part.	46625HCL2	Equity	Principal Protected	Principal Protected Note	05/31/2005	05/25/2012	104.89	105.89
7.5 yr. PPN linked to SPX, 105% part.	48123JSD2	Equity	Principal Protected	Principal Protected Note	03/30/2007	09/25/2014	94.08	95.08
7.5 yr. PPN linked to SPX, 107% part.	48123JUZ0	Equity	Principal Protected	Principal Protected Note	04/30/2007	10/31/2014	N/A	N/A
7.5 yr. PPN linked to the SPX, 103% part.	48123JGS2	Equity	Principal Protected	Principal Protected Note	10/31/2006	04/25/2014	95.98	N/A
7y CPI * 1.5 Registered Note	48123M6J6	Rates	Principal Protected	Principal Protected Note	06/18/2008	06/18/2015	N/A	N/A
8 mos. Contingent Digital BEN, 11% coupon, 20% buffer	48123MV58	Equity	Principal at Risk	Buffered Equity Note	04/28/2008	12/29/2008	N/A	N/A
8 yr Principal Protected Note linked to S&P 500, leverage of 104.0%	48123JPU7	Equity	Principal Protected	Principal Protected Note	02/28/2007	02/24/2015	92.30	N/A

368 Products| Showing Page 19 of 21 ‹ 16 | 17 | 18 | 19 | 20 | 21 › Jump to

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Copyright © 2008 JPMorgan Structured Investments Worldwide.

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

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PRODUCTS	CUSIP	ASSET CLASS	STRUCTURE	PAYOFF	ISSUE DATE	MATURITY	BID	ASK
8 yr. PPN linked to SPX, 104.5% part.	48123JMM8	Equity	Principal Protected	Principal Protected Note	01/31/2007	01/27/2015	93.68	N/A
FICC#29 Registered Core C-IGAR	48123M4A7	Commodities	Principal at Risk	Return Enhanced Note	05/23/2008	05/07/2010	N/A	N/A
FICC#34 Registered Core C-IGAR	48123LBT0	Commodities	Principal at Risk	Return Enhanced Note	06/20/2008	06/18/2010	N/A	N/A
Leveraged Inflation Note - Incap	48123MU59	Rates	Principal Protected	Principal Protected Note	05/08/2008	05/03/2013	N/A	N/A
Leveraged MINT Trade (Series 2007-REG-1)	48123J2Q1	Rates	Principal Protected	Principal Protected Note	08/13/2007	08/09/2022	N/A	N/A
Leveraged MINT Trade (Series 2007-REG-2)	48123J2R9	Rates	Principal Protected	Principal Protected Note	08/13/2007	08/09/2022	N/A	N/A
Leveraged MINT Trade (Series 2007-REG-3)	48123J2S7	Rates	Principal Protected	Principal Protected Note	08/13/2007	08/09/2022	N/A	N/A
Leveraged MINT Trade (Series 2007-REG-4)	48123J2T5	Rates	Principal Protected	Principal Protected Note	08/13/2007	08/09/2022	N/A	N/A
PPN linked to FTSE, NKY, STOXX	46625HEM8	Equity	Principal Protected	Principal Protected Note	01/31/2006	07/27/2009	99.07	100.07
PPN linked to DJAIG Commodity Index	48123JBH1	Commodities	Principal Protected	Principal Protected Note	06/30/2006	06/25/2009	129.09	N/A
PPN Linked to DJAIG	48123JDG1	Commodities	Principal Protected	Principal Protected Note	08/31/2006	02/23/2010	127.42	N/A
PPN Linked to DJAIG	46625HEN6	Commodities	Principal Protected	Principal Protected Note	01/31/2006	01/29/2010	126.90	127.90
PPN linked to DJAIG	46625HED8	Commodities	Principal Protected	Principal Protected	12/23/2005	12/21/2009	124.99	125.99

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PRODUCTS	CUSIP	ASSET CLASS	STRUCTURE	PAYOFF	ISSUE DATE	MATURITY	BID	ASK
PPN linked to the DJAIG Commodity Index	48123JGD5	Commodities	Principal Protected	Principal Protected Note	10/31/2006	10/26/2011	125.00	126.00
PPN linked to the DJAIG Commodity Index	48123JKT5	Commodities	Principal Protected	Principal Protected Note	12/29/2006	12/27/2011	126.56	N/A
PPN linked to the SPX	48123JHN2	Equity	Principal Protected	Principal Protected Note	11/30/2006	11/25/2013	97.05	98.05
PPN linked to the US Dollar Index	48123JHL6	FX	Principal Protected	Principal Protected Note	11/30/2006	11/24/2008	98.50	99.50
PPN linked to the USD Index	48123JKS7	FX	Principal Protected	Principal Protected Note	12/29/2006	12/26/2008	98.29	99.29
Principal Protected Auto Callable Knock-Out Notes Linked to MSCI Emerging Marktes Index Fund	48123JJV2	Equity	Principal Protected	Principal Protected Note	12/13/2006	12/08/2008	114.24	N/A
Registered 5y Levered CPI *1.5	48123MT36	Rates	Principal Protected	Principal Protected Note	05/01/2008	04/26/2013	N/A	N/A
Short Term Digital Plus PPN linked to EM Currency Basket, 7.5% coupon	48123JQ28	FX	Principal Protected	Principal Protected Note	08/29/2007	08/21/2008	N/A	N/A

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About us | Terms and Conditions

Copyright © 2008 JPMorgan Structured Investments Worldwide.

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase &

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SEC Legend:  JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings of securities posted on this Website.  Before you invest in any offering of securities by JPMorgan Chase & Co., you should read the prospectus in that registration statement, each prospectus supplement, as well as the particular product supplement, term sheet and any other documents that JPMorgan Chase & Co. has filed with the SEC relating to such offering for more complete information about JPMorgan Chase & Co. and the offering of any securities.  You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the particular offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described in this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse of unanticipated market developments, risk of issuer default or liquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described in this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.  Investors should carefully review the Certain Risk Considerations [link] as well as the product specific risks contained under the heading “Selected Risk Considerations” in the applicable pricing supplement posted on the Structured Investments Website as well as under “Risk Factors” in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described in this Website are not suitable for all investors.  The securities contained on this Website are not available for sale in all jurisdictions including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the credit worthiness of the particular issuer and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization.  Each rating should be evaluated independently of any other rating.  The credit worthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates.  JP Morgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate.  JP Morgan’s trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices, are provided by JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable. JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JP Morgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads).  These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.  You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are indicative prices and are for valuation and information purposes only.  They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.  Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION
The historical prices of the product and underlying displayed above should not be taken as an indication of future performance. The historical product prices are indicative prices and are for valuation and information purposes only.

The historical product prices relate only to (Product name / CUSIP) and should not be relied upon in connection with any offering of securities by JPMorgan Chase & Co. There can be no assurance that any trade could be executed at the prices displayed above.Investors should carefully review Risks and Indicative Price Information before entering into a transaction.

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PRODUCTS	CUSIP	ASSET CLASS	STRUCTURE	PAYOFF	ISSUE DATE	MATURITY	BID	ASK
2 yr. PPN linked to US Dollar Index, 325% part.	48123JZW2	FX	Principal Protected	Principal Protected Note	07/20/2007	07/22/2009	N/A	N/A
6 yr. PPN linked to NKY, SX5E, 140% part.	46625HDP2	Equity	Principal Protected	Principal Protected Note	11/29/2005	11/22/2011	101.07	102.07

JPMorgan

CUSIP: 46625HDP2

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Pricing Supplement

110.0
107.5
105.0
102.5
Price
21-Jun
28-Jun
5-Jul
12-Jul
Date

The historical product prices relate only to 6 yr. PPN linked to NKY, SX5E, 140% part. /46625HDP2 and should not be relied upon in connection with any offering of securities by JPMorgan Chase & Co.

PRODUCTS	CUSIP	ASSET CLASS	STRUCTURE	PAYOFF	ISSUE DATE	MATURITY	BID	ASK
1 yr. Bearish Contingent Barrier Note linked to EEM, 400% part., 36.5% coupon, 7% KO Buffer	48123MAU6	Equity	Principal at Risk	Buffered Return Enhanced Note	10/09/2007	10/10/2008	N/A	N/A
1 yr. BREN linked to SPX, NKY and SX5E, 125% part., 10% buffer	48123JJD2	Equity	Principal at Risk	Buffered Return Enhanced Note	11/30/2006	11/24/2008	89.89	90.89
1 yr. LPPN linked to SPX, NKY, 300% part., 12.0% ...	48123J2U2	Equity	Principal Protected	Lesser-of Principal Protected Note	08/27/2007	08/13/2008	N/A	N/A

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6 yr. PPN linked to NKY, SX5E, 140% part.

CUSIP :46625HDP2

USD

BID:
101.0700

ASK:
102.0700

LAST CLOSE (BID) :
102.6300

% CHANGE :
-1.0436%

The notes will provide the investor with a guarenteed return on their initial investment. In addition, positive returns are applicable based on the performance of the underlying(s).

Product | 1 month

Chart
110
109
108
107
106
105
104
103
Value
21-Jun
28-Jun
5-Jul
12-Jul
Time

Export

DISCLAIMER:Certain data, including dates and historical prices, may not appear in downloaded files. Data may be omitted or incorrect, either as a result of the failure to publish a price on the affected day, or as a result of a technical system failure (as the case may be). All prices are indicative only and do not constitute valuations provided by JPMorgan and nor does JPMorgan warrant its accuracy or fitness for any purpose.

Name	Last price (mid)	Todays change	LAST CLOSE (BID) :
NIKKEI 225	12754.56	0.00%	12754.56
STOXX50E	3142.73	-2.34%	3216.24

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DISCLAIMER:Certain data, including dates and historical prices, may not appear in downloaded files. Data may be omitted or incorrect, either as a result of the failure to publish a price on the affected day, or as a result of a technical system failure (as the case may be). All prices are indicative only and do not constitute valuations provided by JPMorgan and nor does JPMorgan warrant its accuracy or fitness for any purpose.

Name	Last price (mid)	Todays change	LAST CLOSE (BID) :
NIKKEI 225	12754.56	0.00%	12754.56
STOXX50E	3142.73	-2.34%	3216.24

UNDERLYING

REFERENCE INFORMATION

CUSIP :	46625HDP2
Product Type	Registered Notes
Issuer:	JPMorgan Chase & Co.
Maturity:	11/22/2011

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Pricing Supplement

RELATED PRODUCTS

1 yr. BREN linked to SPX, NKY and SX5E, 125% part., 10% buffer

13 mos. LBREN linked to TOPX and NKY, 10% buffer, 300% part., 45% cap

About us | Terms and Conditions

Copyright © 2008 JPMorgan Structured Investments Worldwide.

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

Local intranet

Disclaimers [As shown in screenshots above]

SEC Legend:  JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings of securities posted on this Website.  Before you invest in any offering of securities by JPMorgan Chase & Co., you should read the prospectus in that registration statement, each prospectus supplement, as well as the particular product supplement, term sheet and any other documents that JPMorgan Chase & Co. has filed with the SEC relating to such offering for more complete information about JPMorgan Chase & Co. and the offering of any securities.  You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the particular offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described in this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse of unanticipated market developments, risk of issuer default or liquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described in this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing.  Investors should carefully review the Certain Risk Considerations [link] as well as the product specific risks contained under the heading “Selected Risk Considerations” in the applicable pricing supplement posted on the Structured Investments Website as well as under “Risk Factors” in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described in this Website are not suitable for all investors.  The securities contained on this Website are not available for sale in all jurisdictions including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization.  Each rating should be evaluated independently of any other rating.  The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates.  JP Morgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate.  JP Morgan’s trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices, are provided by JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable. JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JP Morgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads).  These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.  You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction) based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are indicative prices and are for valuation and information purposes only.  They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.  Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION
The historical prices of the product and underlying displayed above should not be taken as an indication of future performance. The historical product prices are indicative prices and are for valuation and information purposes only.

The historical product prices relate only to (Product name / CUSIP) and should not be relied upon in connection with any offering of securities by JPMorgan Chase & Co. There can be no assurance that any trade could be executed at the prices displayed above.Investors should carefully review Risks and Indicative Price Information before entering into a transaction.